UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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USA MOBILITY, INC.
(Name of Registrant as Specified in its Charter)
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6850 Versar Center, Suite 420
Springfield, Virginia 22151-4148
(800) 611-8488
NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 28, 2014
To the stockholders of USA Mobility, Inc.:
The 2014 Annual Meeting of Stockholders (the “Annual Meeting”) of USA Mobility, Inc., a Delaware corporation (the “Company”), will be held on Wednesday, May 28, 2014, at 9:00 a.m., local time, at The Westin Alexandria, 400 Courthouse Square, Bell Room, Alexandria, Virginia 22314, for the following purposes:

1	To elect seven directors to hold office until the next annual meeting of stockholders and until their respective successors have been elected and qualified;

2	To consider and vote upon the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2014;

3	To consider the advisory vote to approve named executive officer compensation (“Say On Pay”); and

4	To transact such other business as may properly come before the Annual Meeting and at any adjournment(s) or postponement(s) thereof.
The foregoing matters are described in more detail in the enclosed Proxy Statement.
Your Board of Directors has fixed April 1, 2014 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting. Consequently, only holders of our common stock of record on our transfer books at the close of trading of our common stock on the NASDAQ National Market System® on April 1, 2014 will be entitled to notice of and to vote at the Annual Meeting.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 28, 2014
Our Proxy Statement and Annual Report to Stockholders for the year ended December 31, 2013 (the “Annual Report”) will be available at http://www.envisionreports.com/usmo on April 7, 2014 or upon request. Financial and other information about our Company is contained in the Annual Report.
You are cordially invited to attend the Annual Meeting in person. Your participation in these matters is important, regardless of the number of shares you own. Whether or not you expect to attend the Annual Meeting in person, we urge you to submit your proxy or voting instructions by telephone or over the Internet. If you choose to attend the Annual Meeting, you may then vote in person if you so desire, even though you may have executed a proxy. Any stockholder who executes such a proxy may revoke it at any time before it is exercised. Please note that if you choose to attend the Annual Meeting and you hold shares of our common stock through a brokerage account, you must bring a recent account statement reflecting ownership of our common stock to be admitted to the Annual Meeting.
By Order of the Board of Directors,

Royce Yudkoff
Chair of the Board of Directors
April 7, 2014
Springfield, Virginia

6850 Versar Center, Suite 420
Springfield, Virginia 22151-4148
(800) 611-8488
PROXY STATEMENT
The Board of Directors (the “Board”) of USA Mobility, Inc., a Delaware corporation (“USA Mobility” or the “Company”), is soliciting your proxy. Your proxy will be voted at the 2014 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 28, 2014 at 9:00 a.m., local time, at The Westin Alexandria, 400 Courthouse Square, Bell Room, Alexandria, Virginia 22314, and at any adjournment(s) or postponement(s) thereof. The Proxy Statement, proxy card and our Annual Report to Stockholders for the year ended December 31, 2013 will be available on April 7, 2014, upon request, to holders of record of our common stock, par value $0.0001 per share (the “common stock”), as of April 1, 2014.
VOTING SECURITIES
Voting Rights and Outstanding Shares
Only stockholders of record on our transfer books at the close of trading of our common stock on the NASDAQ National Market System® on April 1, 2014 (the “Record Date”), will be entitled to vote at the Annual Meeting. At the close of business on April 1, 2014, our outstanding voting securities consisted of 21,663,909 shares of common stock.
Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders.
Methods of Voting
You may VOTE:

•	by marking, signing, dating and returning a proxy card;

•
via the Internet by following the voting instructions on the proxy card or the voting instructions provided by your broker, bank or other holder of record of shares of common stock. Internet voting procedures are designed to authenticate your identity, allow you to vote your shares, and confirm that your instructions have been properly recorded. If you submit your vote by Internet, you may incur costs associated with electronic access, such as usage charges from Internet access providers and telephone companies;

•	by telephone by following the voting instructions on the proxy card or the voting instructions provided by your broker, bank, or holder of record of shares of common stock; or

•	in person by attending the Annual Meeting. We will distribute written ballots to any stockholder who wishes to vote in person at the Annual Meeting.
If your shares are held in street name, your broker, bank, or other holder of record will include a voting instruction form with this Proxy Statement. We strongly encourage you to vote your shares by following the instructions provided on such form. Please return your voting instruction form to your broker, bank, or other holder of record to ensure that a proxy card is voted on your behalf.
Quorum and Vote Required
Votes cast by proxy or in person at the Annual Meeting will be tabulated by our transfer agent who is also serving as Inspector of Election (the “Inspector”). The Inspector will also determine whether or not a quorum is present. If a quorum is not present at the Annual Meeting, we expect that the Annual Meeting will be adjourned or postponed to solicit additional proxies. Except with respect to the election of directors and in certain other specific circumstances, the affirmative vote of a majority of votes cast by the holders of all of the shares having voting power present in person or represented by proxy at a duly held meeting at which a quorum is present is required under our Bylaws for approval of proposals presented to stockholders. In general, our Bylaws also provide that a quorum consists of a majority of the shares issued and outstanding and entitled to vote, the holders of which are present in person or represented by proxy. The Inspector will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but abstentions will not count as votes cast and therefore, abstentions will have no effect on the outcome of any of the proposals. Broker non-votes (shares held by a broker or nominee that are represented at the Annual Meeting, but with respect to which the broker or nominee is not empowered to vote on a proposal) are included in determining the presence of a quorum, but also will not count as votes cast and therefore, broker non-votes will have no effect on the outcome of any of the proposals.
Delivery of Documents to Security Holders Sharing an Address
The rules of the U.S. Securities and Exchange Commission (the “SEC”) permit us to deliver a single Notice of Internet Availability or set of Annual Meeting materials to one address shared by two or more of our stockholders. We have delivered only one Proxy Statement and Annual Report to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We will promptly deliver, upon written or oral request, a separate copy of the Notice of Internet Availability or Annual Meeting materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. Please contact USA Mobility, Inc., Attn: Investor Relations, 6850 Versar Center, Suite 420, Springfield, Virginia 22151-4148 to request an additional copy of these materials.
If you prefer to receive separate copies of future Notices of Internet Availability, Proxy Statements or Annual Reports, please contact Sharon Woods Keisling at (800) 611-8488 or at the above address. If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future Notices of Internet Availability, Proxy Statements and Annual Reports for your household, please contact Sharon Woods Keisling at (800) 611-8488 or at the above address.
PROXIES AND REVOCATION
The shares represented by the proxies received, properly dated and executed and not revoked will be voted at the Annual Meeting, and at any adjournments, continuations or postponements thereof, in accordance with the instructions of the stockholders. A proxy may be revoked at any time before it is exercised by:

•	Delivering written notice of revocation to the Company, Attention: Sharon Woods Keisling, Secretary and Treasurer (“Secretary”);

•	Delivering a duly executed proxy bearing a later date to the Company; or

•	Attending the Annual Meeting and voting in person.
Any proxy which is returned using the form of proxy and which is not marked as to a particular item will be voted “FOR” the election of directors; “FOR” ratification of the appointment of the independent registered public accounting firm; “FOR” the advisory vote to approve named executive officer (“NEO”) compensation and as the proxy holder deems advisable on other matters that may come before the Annual Meeting, as the case may be, with respect to the items not marked. We do not expect that any matter other than the proposals presented in this Proxy Statement will be brought before the Annual Meeting. If a broker indicates on the proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present with respect to that matter. We believe that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in the State of Delaware concerning voting of shares and determination of a quorum.
PROXY SOLICITATION
The entire cost of soliciting proxies from our stockholders will be borne by us. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of our directors, executives and regular employees, without additional compensation, personally or by telephone. We have retained Georgeson Inc. (a subsidiary of Computershare Limited) to solicit proxies from brokerage firms, banks and institutional holders. Total fees relating to services provided for the proxy solicitation will be approximately $18,000.
ADJOURNMENTS
If a quorum is not present at the Annual Meeting, it may be adjourned from time to time upon the approval of the holders of shares representing a majority of the votes present in person or by proxy at the Annual Meeting until a quorum shall be present. Any business may be transacted at the adjourned meeting, which might have been transacted at the Annual Meeting originally noticed. If the adjournment is for more than 30 days, or, if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting. We do not currently intend to seek an adjournment of the Annual Meeting.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Below are seven directors to be elected at the Annual Meeting to serve until their respective successors are elected or appointed and qualified. Nominees for election to the Board shall be approved by a plurality of the votes properly cast by holders of the common stock present in person or by proxy at the Annual Meeting, each share being entitled to one vote.
Abstentions from voting on the election of directors, including broker non-votes, will have no effect on the outcome of the election of directors. In the event any nominee is unable or unwilling to serve as a nominee, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the present Board or the proxy holders to fill such vacancy, or for the balance of those nominees named without nomination of a substitute, or the Board may be reduced in accordance with our Bylaws. The Board has no reason to believe that any of the persons named will be unable or unwilling to serve as a nominee or as a director if elected.
Set forth below is certain information, as of April 1, 2014, for each person nominated to the Board:
Royce Yudkoff, age 58, became a director and the Chair of the Board in November 2004. He is also a member of the Compensation Committee of the Board (“Compensation Committee”). Prior to the merger of Metrocall Holdings, Inc. (“Metrocall”) and Arch Wireless, Inc. (“Arch”) in November 2004, Mr. Yudkoff had been a director of Metrocall since April 1997, and had served as the Chair of its Board since February 2003. Since 1989, Mr. Yudkoff has been a Managing Partner of ABRY Partners, LLC, a private equity investment firm, which focuses exclusively on the media and communications sector. Mr. Yudkoff currently serves on the Board of ABRY Partners, LLC; Talent Partners and Nexstar Broadcasting Group, Inc. Mr. Yudkoff served on the Board of Muzak Holdings LLC from 2002 to 2009. Mr. Yudkoff has been involved with the paging industry as a director since 1997 and a director of the Company since November 2004. Mr. Yudkoff has an understanding of our operations, strategies, financial outlook and ongoing challenges. In addition, Mr. Yudkoff has experience in the media and communication sectors that can be applied to our operations. Mr. Yudkoff has the requisite qualifications to continue as a director.
N. Blair Butterfield, age 57, became a director of the Company in July 2013. He is a member of the Audit Committee of the Board (“Audit Committee”). Since 2012, Mr. Butterfield has been the President of VitalHealth Software, North America which offers the industry’s leading cloud-based eHealth application development platform with solutions for collaborative care as well as Office of the National Coordinator certified electronic health records for specialty practices. Mr. Butterfield is a senior health information technology (“IT”) executive and eHealth expert with over twenty years of global experience in new market and business development, general management, government initiatives, sales management, and strategic marketing. He has also served as Vice President (“VP”), International Development for eHealth at GE Healthcare from 2006 to 2011. Mr. Butterfield is also on the board of All Clear Diagnostics, LLC. Previously, Mr. Butterfield served on the Board of the California Institute of Computer Assisted Surgery (CICAS) from 2011 to 2013, the eHealth Initiative and Foundation from 2008 to 2010, and VistA Software Alliance from 2006 to 2008. Mr. Butterfield has extensive experience in the software industry that can be applied to our operations in such market segments as health information exchange (HIE), electronic medical records (EMR), medical imaging, standards-based interoperability, and clinical informatics. Mr. Butterfield has the requisite qualifications to continue as a director.
Nicholas A. Gallopo, age 81, became a director of the Company in November 2004. He is the Chair of the Audit Committee. Prior to the merger of Metrocall and Arch, Mr. Gallopo had been a director of Metrocall since October 2002. Mr. Gallopo is a consultant and formerly licensed Certified Public Accountant. He retired as a partner of Arthur Andersen LLP in 1995 after 31 years with the firm. He had also served as a director of Newman Drug Company from 1995 to 1998, a director of Wyant Corporation, formerly Hosposable Products, Inc., from 1995 to 2001 where he also served as Chair of the Audit Committee, and a director of Bridge Information Systems, Inc. from 2000 to 2002. Mr. Gallopo has been involved with the paging industry as a director since 2002 and a director of the Company since November 2004. Mr. Gallopo has an understanding of our operations, strategies, financial outlook and ongoing challenges. In addition, as a retired partner of Arthur Andersen LLP, Mr. Gallopo has experience in financial accounting and auditing matters. Mr. Gallopo has the requisite qualifications to continue as a director.
Vincent D. Kelly, age 54, became a director, President and Chief Executive Officer (“CEO”) of the Company in November 2004 when USA Mobility was formed through the merger of Metrocall and Arch. Prior to the merger of Metrocall and Arch, Mr. Kelly was President and CEO of Metrocall since February 2003. Prior to this appointment, he had also served at various times as the Chief Operating Officer (“COO”), Chief Financial Officer (“CFO”), and Executive Vice President (“EVP”) of Metrocall. He served as the Treasurer of Metrocall from August 1995 to February 2003, and served as a director of Metrocall from 1990 to 1996 and from May 2003 to November 2004. Mr. Kelly also serves as the President, CEO and director for all of our subsidiaries. Mr. Kelly has been involved with the wireless and telecommunications industry for over 25 years and a director and CEO of the Company since November 2004. Mr. Kelly has the requisite qualifications to continue as a director.

Brian O’Reilly, age 54, became a director of the Company in November 2004. He is a member of the Nominating and Governance Committee of the Board (“Nominating and Governance Committee”) and is the Chair of the Compensation Committee. Prior to the merger of Metrocall and Arch, Mr. O’Reilly had been a director of Metrocall since October 2002. He was with Toronto-Dominion Bank for 16 years, from 1986 to 2002. From 1986 to 1996, Mr. O’Reilly served as the Managing Director of Toronto-Dominion Bank’s Loan Syndication Group, focused on the underwriting of media and telecommunications loans. From 1996 to 2002, he served as the Managing Director of Toronto-Dominion Bank’s Media, Telecom and Technology Group with primary responsibility for investment banking in the wireless and emerging telecommunications sectors. Mr. O’Reilly has been involved with the paging industry as a director since 2002 and a director of the Company since November 2004. Mr. O’Reilly has an understanding of our operations, strategies, financial outlook and ongoing challenges. In addition Mr. O’Reilly has past experience in the underwriting of media and communication financing that can be applied to our operations. Mr. O’Reilly has the requisite qualifications to continue as a director.
Matthew Oristano, age 57, became a director of the Company in November 2004. He is a member of the Audit Committee and is Chair of the Nominating and Governance Committee. Prior to the merger of Metrocall and Arch, Mr. Oristano had been a director of Arch since 2002. Mr. Oristano has been the President, CEO and member of the Board of Alda Inc., an investment management company, since 1995. He has served as Chair of the Board and CEO of Reaction Biology Corporation, a contract biomedical research firm since March 2004. He has also served as the VP, Treasurer and member of the Board of The Oristano Foundation from 1995 to 2012. He has been a member of the Board of Crystalplex Corporation since 2004. Mr. Oristano has been involved with the paging industry as a director since 2002 and a director of the Company since November 2004. Mr. Oristano has an understanding of our operations, strategies, financial outlook and ongoing challenges. In addition, Mr. Oristano has past experience in investment management and telecommunications company operations. Mr. Oristano has the requisite qualifications to continue as a director.
Samme L. Thompson, age 68, became a director of the Company in November 2004. He is a member of the Compensation Committee and the Audit Committee. Prior to the merger of Metrocall and Arch, Mr. Thompson had been a director of Arch since 2002. Mr. Thompson currently serves on the Boards of the following non-profit organizations: The Illinois Institute of Technology’s Knapp Entrepreneurial Center, Sheriff Meadow Conservation Trust, and the Partnership for Connected Illinois, Inc. Mr. Thompson is the owner and president of Telit Associates, Inc., a financial and strategic consulting firm. He joined Motorola, Inc. as VP of Corporate Strategy in July 1999 and retired from Motorola, Inc. as Senior Vice President (“SVP”) of Global Corporate Strategy and Corporate Business Development in March 2002. From June 2004 until August 2005, Mr. Thompson was a member of the Board of SpectraSite, Inc., which was the landlord of transmission tower sites used by our Company. Since August 2005, he has been a member of the Board of American Tower Corporation (“ATC”) (which merged with SpectraSite, Inc.), a landlord of transmission tower sites used by our Company. Due to his relationships with SpectraSite, Inc. and ATC, Mr. Thompson has recused himself from any decision by the Board on matters relating to SpectraSite, Inc., and has and will continue to recuse himself from any decision by the Board on matters relating to ATC (since the merger with SpectraSite, Inc.). Mr. Thompson has been involved with the paging industry as a director since 2002. Mr. Thompson has an understanding of our operations, strategies, financial outlook and ongoing challenges. In addition, Mr. Thompson has past experience in corporate strategic and business development that can be applied to our current operations. Mr. Thompson has the requisite qualifications to continue as a director.
Unless marked otherwise, proxies received will be voted “FOR” the election of each of the nominees named above.
Recommendation of the Board:
The Board recommends a vote “FOR” the election of all director nominees named above.
PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2014. Although ratification by stockholders is not required by law, the Board has determined that it is desirable to request approval of the selection of Grant Thornton by the stockholders in order to give the stockholders a voice in the designation of our auditors. Notwithstanding the ratification of Grant Thornton by the stockholders, the Audit Committee, in its discretion, may appoint a new independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of our Company and our stockholders.
If the stockholders do not ratify the appointment of Grant Thornton as our independent registered public accounting firm, the Audit Committee will consider the selection of another independent registered public accounting firm for 2014 and future years. A representative of Grant Thornton will be present at the Annual Meeting and will be available to respond to appropriate questions from stockholders and to make a statement if the representative desires to do so.
Unless marked otherwise, proxies received will be voted “FOR” the ratification of the appointment of Grant Thornton as our independent registered public accounting firm for the year ending December 31, 2014.
Recommendation of the Audit Committee and Board:
The Audit Committee and the Board recommend a vote “FOR” the ratification of Grant Thornton as our independent registered public accounting firm for the year ending December 31, 2014.
PROPOSAL NO. 3
ADVISORY VOTE TO APPROVED NAMED EXECUTIVE OFFICER COMPENSATION
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”), enables our stockholders to cast an advisory vote to approve NEO compensation as disclosed in this Proxy Statement in accordance with the rules of the SEC. In 2011, the Board recommended that this advisory vote to approve NEO compensation be conducted annually and stockholders voted in favor of this recommendation by a substantial majority. Accordingly, the Board has determined that it will hold an advisory vote to approve NEO compensation annually until the next vote to determine the frequency of such an advisory vote. Subsequent to the advisory vote reflected in this proposal, the next advisory vote to approve NEO compensation is expected to occur at our annual stockholder meeting in 2015.
Our executive compensation programs are designed to attract, motivate, and retain the NEOs, who are critical to the success of our Company. Under these programs, the NEOs are rewarded for the achievement of specific short-term and long-term performance objectives, corporate strategies, business objectives and the realization of increased stockholder value.
Our Compensation Committee continually reviews the compensation programs for the NEOs to ensure these programs achieve the desired goals of aligning the executive compensation structure with the stockholders’ interests and current market practices. Based on this philosophy, the Compensation Committee approved multi-year performance based long-term incentive plan (“LTIP”) awards, annual performance based short-term incentive plan (“STIP”) awards and amended the CEO’s employment agreement to extend its term and restructured the CEO’s incentive compensation to better focus on long-term stockholder value. We request our stockholders to approve, on an advisory basis, the NEO compensation as described in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis (“CD&A”) and the compensation tables. This proposal, commonly known as a “Say-On-Pay” proposal, gives stockholders the opportunity to express their views on the NEOs’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the NEOs and the philosophy, policies and practices described in this Proxy Statement.
The Say-On-Pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Board. The Board and the Compensation Committee value the opinions of the stockholders and expect to consider the results of the Say-On-Pay vote in making future executive compensation decisions.
Unless marked otherwise, proxies received will be voted “FOR” the following advisory resolution:
“RESOLVED, that the stockholders of the Company approve the advisory resolution to approve NEO compensation, as described in the CD&A and in the tabular disclosure regarding NEO compensation (together with the accompanying narrative disclosure) in this Proxy Statement.”
Recommendation of the Compensation Committee and the Board:
The Compensation Committee and the Board recommend a vote “FOR” the advisory vote to approve NEO compensation, pursuant to the compensation disclosure rules of the SEC, including the CD&A and the compensation tables.
Performance Graph
We began trading on the NASDAQ National Market® on November 17, 2004. The chart below compares the relative changes in the cumulative total return of our common stock for the period December 31, 2008 to December 31, 2013, against the cumulative total return of the NASDAQ Composite Index® and the NASDAQ Telecommunications Index® for the same period.

The chart below assumes that on December 31, 2008, $100 was invested in our common stock and in each of the indices. The comparisons assume that all cash distributions were reinvested. The chart indicates the dollar value of each hypothetical $100 investment based on the closing price as of the last trading day of each fiscal year from December 31, 2008 to December 31, 2013.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN

Among USA Mobility, the NASDAQ Composite Index®, and the NASDAQ Telecommunications Index®

$300
$250
$200
$150
$100
$50
$0
12/08
12/09
12/10
12/11
12/12
12/13
USA Mobility
NASDAQ Composite
NASDAQ Telecommunications

THE BOARD OF DIRECTORS AND COMMITTEES
The Board met six times during 2013. All directors attended 100 percent of the total number of meetings held by the Board as well as any standing committees of the Board on which they serve. While we encourage all members of the Board to attend the Annual Meeting, there is no formal policy as to their attendance at the Annual Meeting. All directors attended the 2013 Annual Meeting held on July 23, 2013 either in person or by telephone.
Stockholders’ Communications
We have not developed a formal process by which stockholders may communicate directly to the Board. We believe that an informal process, in which stockholder communications (or summaries thereof) are received by the Secretary for the Board’s attention and provided to the Board, has served the Board’s and the stockholders’ needs. All communications received are immediately communicated electronically to the Board or Committee Chairman where appropriate. Responses, if appropriate, to these communications may come from the Secretary or a Board member. Until other procedures are developed, any communications to the Board should be addressed to the Board and sent in care of our Secretary at the following address: USA Mobility, Inc., c/o Secretary, 6850 Versar Center, Suite 420, Springfield, Virginia 22151-4148.

Director Independence
The NASDAQ Stock Market LLC (“NASDAQ”) corporate governance rules require that a majority of the Board be independent. No director qualifies as independent unless the Board determines that the director has no direct or indirect material relationship with the Company. In assessing the independence of its members, the Board examined the commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships of each member. The Board’s inquiry extended to both direct and indirect relationships with our Company. Based upon both detailed written submissions by members of the Board and discussions regarding the facts and circumstances pertaining to each member, considered in the context of applicable NASDAQ corporate governance rules, the Board has determined for the year ended December 31, 2013 that all directors were independent, with the exception of Mr. Kelly, our CEO.
Leadership Structure
The Board has segregated the positions of Chair of the Board and CEO since the Company’s inception in 2004. The position of Chair of the Board has been filled by an independent director. The Board believes that segregation of these positions has allowed the CEO to focus on managing our day-to-day activities within the parameters established by the Board. The position of Chair of the Board provides leadership to the Board in establishing our overall strategic direction consistent with the input of other directors of the Board and management. The Board believes this structure has served the stockholders well by ensuring the development and implementation of our strategies in both the wireless telecommunications and software industries.
Risk Oversight
Our primary risks consist of managing our businesses profitably within the environment of declining revenues and subscribers for our wireless business and profitably expanding our software business. In general the Board, as a whole and also at the Committee level, oversees our risk management activities. The Board annually reviews management’s long-term strategic plan and the annual budget that results from that strategic planning process. Using that information the Compensation Committee establishes both the short-term and long-term compensation programs that include all executives of the Company (including the NEOs). These compensation programs are discussed and ratified by the Board. The compensation programs are designed to focus management on the performance metrics that we expect will drive profitability in our business. See “CD&A – Compensation Policies and Risk Considerations” for additional information regarding risk management related to the Company’s compensation policies and procedures. The Board receives periodic updates from management on the status of our business and performance (including updates outside of the normal Board meetings). Finally, as noted below, the Board is assisted by the Audit Committee in fulfilling its responsibility for oversight of the quality and integrity of our accounting, auditing and financial reporting practices. Thus, in performing its risk oversight the Board establishes the performance metrics, monitors on a timely basis the achievement of those performance metrics, and oversees the mechanisms that report those performance metrics.
Committees
During 2013 the Board had a standing Nominating and Governance Committee, Compensation Committee and Audit Committee as represented in the following table:

Board of Directors	Nominating and Governance Committee	Compensation Committee	Audit Committee
Royce Yudkoff (Chair)	M	M
Nicholas A. Gallopo			C
N. Blair Butterfield*			M
Vincent D. Kelly
Brian O’Reilly	M	C
Matthew Oristano	C		M
Samme L. Thompson		M	M

Former Member of the Board of Directors
Christopher D. Heim*

C = Chair
M = Member

* During 2013, Mr. Butterfield served on the Board from July 24, 2013 to December 31, 2013 while Mr. Heim served on the Board from January 1, 2013 to July 23, 2013.
Nominating and Governance Committee
As of December 31, 2013 the members of the Nominating and Governance Committee consisted of Messrs. Oristano, O’Reilly and Yudkoff, each of whom is an independent director as the term is defined in the NASDAQ rules. Mr. Oristano served as the Chair of the Nominating and Governance Committee. The Nominating and Governance Committee met twice in 2013 and took no action by unanimous written consent in lieu of a meeting. The Board has adopted a charter governing the activities of the Nominating and Governance Committee, which may be viewed online on our website at http://www.usamobility.com/about_us/investor_relations/. Pursuant to its charter, the Nominating and Governance Committee’s tasks include identifying individuals qualified to become Board members, recommending to the Board director nominees to fill vacancies in the membership of the Board as they occur and, prior to each Annual Meeting of Stockholders, recommending director nominees for election at such meeting, making recommendations to the Board concerning the size and composition of the Board and its committees, conducting succession planning regarding the CEO and other senior executive positions in the Company and leading the Board in its annual review of Board performance. The Nominating and Governance Committee may also develop and recommend to the Board corporate governance guidelines applicable to our Company.
The Nominating and Governance Committee considers Board candidates based upon various criteria, such as skills, knowledge, perspective, broad business judgment and leadership, relevant specific industry or regulatory affairs knowledge, business creativity and vision, experience, and any other factors appropriate in the context of an assessment of the Nominating and Governance Committee’s understood needs of the Board at that time. In addition, the Nominating and Governance Committee considers whether the individual satisfies criteria for independence, as may be required by applicable regulations, and personal integrity and judgment. Accordingly, the Board seeks to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities to our Company.
The Nominating and Governance Committee does not have a formal policy with respect to diversity, but as part of its review of Board candidates, the Committee considers diversity in the context of age, business experience, knowledge and perspective from other industries or business disciplines such as investment banking, manufacturing, professional services or consulting among others. This consideration is included as part of the overall decision on the candidates for the Board.
The Nominating and Governance Committee has the sole authority to retain, compensate, and terminate any search firm or firms to be used in connection with the identification and assessment of director candidates. In 2013, Mr. Butterfield was recommended by a third party search firm for consideration by the Nominating and Governance Committee. After evaluation by the Nominating and Governance Committee, the Nominating and Governance Committee recommended Mr. Butterfield to the Board, and the Board nominated Mr. Butterfield for election as a director at the 2013 Annual Meeting. Mr. Butterfield was elected by the stockholders as a director on July 23, 2013.
The Nominating and Governance Committee considers proposed nominees whose names are submitted to it by stockholders; however, it does not have a formal process for that consideration. We have not adopted a formal process because we believe that an informal consideration process has served stockholders well. The Nominating and Governance Committee intends to review periodically whether a more formal policy should be adopted. If a stockholder wishes to suggest a proposed name for the Nominating and Governance Committee’s consideration, the name of that nominee and related personal information should be forwarded to the Nominating and Governance Committee, in care of our Secretary, at least six months before the next Annual Meeting of Stockholders to ensure time for meaningful consideration by the Nominating and Governance Committee. The policy for nominating directors is the same regardless if the nominees are submitted to the Nominating and Governance Committee by stockholders or if the nominees are recommended by the Company or the Board. See also “Stockholder Proposals” for Bylaw requirements for nominations.
All of the nominees for directors being voted upon at the Annual Meeting are directors standing for re-election.
Compensation Committee
As of December 31, 2013, the members of the Compensation Committee consisted of Messrs. O’Reilly, Thompson and Yudkoff, each of whom is an independent director as the term is defined in the NASDAQ rules. Mr. O’Reilly served as the Chair of the Compensation Committee. The Compensation Committee ensures that the Company’s compensation programs are designed to encourage high performance and promote accountability and that employee interests are aligned with the interests of our stockholders. The Compensation Committee met four times during 2013 and took no action by unanimous written consent in lieu of a meeting.

The Board has adopted a charter setting forth the structure, authority and responsibilities of the Compensation Committee, which may be viewed online on our website at http://www.usamobility.com/about_us/investor_relations/. Under its charter, the Compensation Committee oversees the implementation and administration of the compensation plans for senior management of the Company, including incentive compensation and equity-based plans; approves all compensation for the CEO’s direct reports who also serve as our executive officers and makes recommendations for Board approval of proposed employment agreements, severance or retirement arrangements, and/or change in control agreements for such executives as recommended by the CEO; evaluates and approves all executive compensation programs, including adoption or amendment to incentive compensation and equity-based awards; and evaluates the performance of the CEO and recommends CEO compensation for Board approval based on such evaluation and the terms of the CEO’s existing employment agreement. The Compensation Committee also recommends for Board approval the total compensation for non-executive directors. The Compensation Committee has the sole authority to retain, and/or replace, as needed, any independent counsel, compensation and benefits consultants and other outside experts as the Compensation Committee believes to be necessary. In 2013, the Compensation Committee retained services from the Hay Group and Pearl Meyer & Partners ("PM&P").
Audit Committee
As of December 31, 2013 the Audit Committee, established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), consisted of Messrs. Butterfield, Gallopo, Oristano, and Thompson, each of whom is an independent director as the term is defined in the NASDAQ rules. The Board has determined that Mr. Gallopo, who is the Audit Committee Chair, is an “audit committee financial expert,” as that term is defined in the Exchange Act. The Audit Committee met ten times during 2013 and took no action by unanimous written consent in lieu of a meeting. The Board has adopted a charter setting forth the structure, powers and responsibilities of the Audit Committee, which may be viewed online on the Company’s website at http://www.usamobility.com/about_us/investor_relations/. Under its charter, the responsibilities of the Audit Committee include approving the appointment, compensation, retention and oversight of our independent registered public accounting firm; reviewing the plans and results of the audit engagement with the independent registered public accounting firm; reviewing our critical accounting policies, the Annual and Quarterly reports on Forms 10-K and 10-Q, respectively, and the earnings releases; reviewing the adequacy of our internal controls over financial reporting; overseeing our ethics program; and reviewing the policies and procedures regarding executives’ expense accounts.
During 2013 the Audit Committee supervised the Company’s remediation of the material weakness in internal control over financial reporting relating to software revenue recognition. As reported in our Annual Report on Form 10-K for the year ended December 31, 2013 (the “2013 Form 10-K”) the Company completed its remediation activities, including the testing of the operating effectiveness of the changes to the software revenue recognition controls in the fourth quarter of 2013. As a result, at December 31, 2013, the Company concluded it had remediated the previously reported material weakness in internal control over financial reporting. The detail of the changes is outlined in "Item 9A. CONTROLS AND PROCEDURES, Management’s Remediation Initiatives and Changes in Internal Controls Over Financial Reporting" in the 2013 Form 10-K.
As described under the heading “Proposal No. 2—Ratification of Appointment of Independent Registered Public Accounting Firm,” the Audit Committee has appointed Grant Thornton as our independent registered public accounting firm for the year ending December 31, 2014 and is seeking ratification of the appointment at the Annual Meeting.
FEES AND SERVICES
Fees Paid to the Independent Registered Public Accounting Firm
The following table summarizes fees billed to us through April 1, 2014 by Grant Thornton relating to services provided for the periods stated.

	For the Year Ended December 31,
Grant Thornton LLP	2013 ($)	2012 ($)
Audit Fees(a)	1,486,037	2,027,927
Audit-Related Fees(b)	40,040	28,194
Tax Fees(c)	—	—
All Other Fees(d)	—	19,141
Total	1,526,077	2,075,262

(a)
The audit fees (including out-of-pocket expenses) for the years ended December 31, 2013 and 2012 were for professional services rendered during the audits of our consolidated financial statements and our internal control over financial reporting, for reviews of our consolidated financial statements included in our quarterly reports on Form 10-Q and for reviews of other filings made by us with the SEC. The audit fees for 2012 also included professional services rendered in connection with the restatement of the 2011 interim and annual financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2012 (the “2012 Form 10-K”).

(b)
Audit-related fees that were paid to our independent registered public accounting firm related to review of potential billing credits for the four years ended December 30, 2013 and to the purchase accounting review associated with the acquisition of IMCO Technologies Corporation in May 2012.

(c)	Tax fees consist of tax compliance, tax advice and tax planning services. No tax fees were paid to our independent registered public accounting firm in 2013 or 2012.

(d)	All other fees that were paid to our independent registered public accounting firm in 2012 related to the review of SEC comment letters.
Pre-Approval Policies and Procedures
The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.
From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next twelve months. Any such pre-approval is detailed as to the particular service or types of services to be provided and is also generally subject to a maximum dollar amount.
The Audit Committee may also delegate to one or more of its members the authority to approve any audit or non-audit services to be provided by the independent registered public accounting firm. Any approval of services by a member of the Audit Committee pursuant to this delegated authority is reported at the next Audit Committee meeting.
All audit and audit-related fees in 2013 and 2012 were approved by the Audit Committee pursuant to our pre-approval policy except for $79,433 of audit fees in 2013 which have not yet been approved by the Audit Committee.
AUDIT COMMITTEE REPORT
In accordance with its written charter adopted by the Board, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of our accounting, auditing and financial reporting practices. The Audit Committee oversees our financial reporting process on behalf of the Board.
Management is responsible for the preparation of our financial statements and the financial reporting process, including the system of internal controls. Grant Thornton (the “auditor”) is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles and on the effectiveness of our internal control over financial reporting.
In discharging its oversight responsibility, the Audit Committee reviewed and discussed with management and the auditor the audited financial statements that were included in our 2013 Form 10-K.
The Audit Committee discussed with the auditor the matters required to be discussed under applicable Public Company Accounting Oversight Board (“PCAOB”) standards. In addition, the Audit Committee discussed with the auditor the auditor’s independence from the Company and its management and received the written disclosures and letter from the auditor as required by the applicable requirements of the PCAOB regarding the auditor’s communications with the Audit Committee concerning independence.
Based on the foregoing, the Audit Committee recommended to the Board and the Board approved the inclusion of our audited financial statements in the 2013 Form 10-K for filing with SEC.
Audit Committee:
Nicholas A. Gallopo, Chair
N. Blair Butterfield
Matthew Oristano
Samme L. Thompson

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act (together, the “Acts”), except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under the Acts.
DIRECTOR COMPENSATION
On August 1, 2007, for periods of service beginning on July 1, 2007 and through June 30, 2013, the Board approved that each non-executive director will be granted in arrears on the first business day following the quarter of service, restricted shares of common stock (“restricted stock”) under the 2004 USA Mobility Equity Incentive Award Plan or the 2012 USA Mobility Equity Incentive Award Plan (“Equity Plan”) for their service on the Board and committees thereof. The restricted stock will be granted quarterly based upon the closing price per share of our common stock on the last trading day at the end of each quarter, such that each non-executive director will receive $40,000 per year of restricted stock ($50,000 for the Chair of the Audit Committee). The restricted stock will vest on the earlier of a change in control of the Company (as defined in the 2004 Equity Plan for restricted stock granted before May 16, 2012 or the 2012 Equity Plan for grants on or after May 16, 2012) or one year from the date of grant, provided, in each case, that the non-executive director maintains continuous service on the Board through the vesting date. Future cash dividends related to the restricted stock will be set aside and paid in cash to each non-executive director on the date the restricted stock vests. In addition to the quarterly restricted stock grants, the non-executive directors will be entitled to cash compensation of $40,000 per year ($50,000 for the Chair of the Audit Committee), also payable quarterly. These sums are payable, at the election of the non-executive director, in the form of cash, shares of common stock, or any combination thereof.
In 2013 the Compensation Committee reviewed director compensation in light of the Company’s strategy to create long-term stockholder value based on the ultimate growth potential of the Company’s technology solutions and operations. The Compensation Committee engaged PM&P to assist the Compensation Committee in performing this review. Total fees paid to PM&P in 2013 were less than $25,000. PM&P was engaged to review the non-executive director compensation structure in relation to typical market practice for a defined peer group and to provide input on the director’s cash compensation, pay mix (cash versus equity), and the type and level of equity grants. The peer group developed by PM&P consisted of twenty companies that provided integrated telecommunication services, wireless telecommunication services, communication equipment, alternative carriers, internet software and services and healthcare technology providers. The companies were: Consolidated Communications Holdings, Inc.; Cbeyond, Inc.; NTELOS Holdings Corp.; Iridium Communications, Inc.; Cogent Communication Group, Inc.; Shenandoah Telecommunications Company; Inteliquent, Inc. (formerly known as Neutral Tandem, Inc.); Primus Telecommunications Group, Inc.; Merge Healthcare, Inc.; Medidata Solutions, Inc.; Lumos Networks Corp.; Computer Programs and Systems, Inc.; Hickory Tech Corp.; CalAmp Corp.; LivePerson Inc.; Greenway Medical Technologies, Inc.; inContact Inc.; 8x8, Inc.; Meru Networks, Inc.; and Vocera Communication, Inc.
On July 23, 2013, for the periods of service beginning on July 1, 2013, the Board approved a change in the non-executive directors’ compensation plan based on the report from PM&P and the recommendations of the Compensation Committee. This change was designed to align non-executive directors compensation more closely to market compensation as represented by the peer group. The non-executive directors will receive restricted stock quarterly based upon the closing price per share of our common stock at the end of each quarter, such that each non-executive director will receive $60,000 per year of restricted stock ($70,000 for the Chair of the Audit Committee). The restricted stock will vest on the earlier of a change in control of the Company (as defined in the 2012 Equity Plan) or one year from the date of grant, provided, in each case, that the non-executive director maintains continuous service on the Board. Future cash dividends related to the restricted stock will be set aside and paid in cash to each non-executive director on the date the restricted stock vests. The non-executive directors are required to hold shares of common stock and/or restricted stock equal to three times their annual cash compensation ($135,000 for each non-executive director and $165,000 for the Chair of the Audit Committee) as measured on June 30th of each year. Should the value of the non-executive director’s holdings fall below the established minimum, the non-executive director will be deemed in compliance with the requirement provided that the non-executive director retained shares equal to the total number of restricted stock granted during the preceding three years. All non-executive directors will have a three year grace period to reach this ownership threshold. In addition to the quarterly restricted stock grants, the non-executive directors will be entitled to cash compensation of $45,000 per year ($55,000 for the Chair of the Audit Committee), also payable quarterly. These sums are payable, at the election of the non-executive director, in the form of cash, shares of common stock, or any combination thereof. At April 7, 2014 all directors were in compliance with the minimum ownership requirement.
The non-executive directors are reimbursed for any reasonable out-of-pocket Board related expenses incurred. There are no other annual fees paid to these non-executive directors. A director that is employed as an executive of our Company is not separately compensated for service as a director.
No change in director compensation has been planned for 2014.

We used the fair-value based method of accounting for the equity awards. The restricted stock will vest on the earlier of a change in control or one year from the date of grant and the fair value is amortized as compensation expense over a one-year period. The amounts shown below for restricted stock reflect the grant date fair value of the restricted stock issued quarterly to the non-executive directors based on the price per share of our common stock on the last trading day prior to the quarterly award date. The following table sets forth the compensation earned by the non-executive directors for the year ended December 31, 2013 (amounts reflect the compensation changes effective July 1, 2013 as discussed above):
Director Compensation Table For 2013

Director Name	Fees Earned or Paid in Cash ($)	Restricted Stock Awards ($)	Total ($)
Royce Yudkoff(a)	42,500	45,000	87,500
N. Blair Butterfield(b)	19,688	11,243	30,931
Nicholas A. Gallopo(c)	52,500	55,000	107,500
Brian O’Reilly(a)	42,500	45,000	87,500
Matthew Oristano(a)	42,500	45,000	87,500
Samme L. Thompson(a)	42,500	45,000	87,500

Former Director Name
Christopher D. Heim(d)	32,556	(9,995)	22,561

(a)	Included in the column "Restricted Stock Awards" is a total of 3,406 RSUs awarded to each non-executive director in 2013 and outstanding as of December 31, 2013.

(b)	Included in the column "Restricted Stock Awards" is a total of 794 RSUs awarded to Mr. Butterfield in 2013 and outstanding as of December 31, 2013.

(c)	Included in the column "Restricted Stock Awards" is a total of 4,169 RSUs awarded to Mr. Gallopo, the Audit Committee Chair, in 2013 and outstanding as of December 31, 2013.

(d)	All restricted stock awarded to Mr. Heim from October 2012 through July 2013 was forfeited on July 23, 2013 as he was not a member of the Board of Directors.

EXECUTIVE OFFICERS
Our executive officers serve at the pleasure of the Board. Set forth below is biographical information for each of our executive officers who is not also a director as of April 1, 2014. Our CEO, Mr. Kelly is a director of the Company. Effective January 1, 2014 our indirect wholly owned operating subsidiary, Amcom Software, Inc. (“Amcom”) was merged into our indirect wholly owned operating subsidiary, USA Mobility Wireless, Inc. (“Wireless”) with Wireless surviving as the combined operating subsidiary. We have and are undertaking the consolidation of our wireless and software operation activities and functions.
Gary Ash, age 44, was appointed Global EVP of Sales for Wireless in January 2014. Prior to his current position, Mr. Ash served as COO of Wireless from January 2013 to December 2013 and as SVP of Sales from July 2007 to January 2013 and Regional Vice President (“RVP”) of the South Central Region from January 2005 to July 2007. Mr. Ash also held other positions in sales, operations and finance within Wireless. Mr. Ash has over 17 years of experience in the wireless messaging and telecommunication industry.
Colin M. Balmforth, age 53, was appointed President of Wireless in January 2014. Prior to his current position, Mr. Balmforth was President of Amcom from September 2012 to December 2013, and an officer at Lawson Software, Inc. where he held various positions from 2008 through 2011 such as Group EVP, EVP of General Industries and SVP of Global Support and Maintenance. Prior to Lawson Software, Mr. Balmforth held senior leadership roles at PeopleSoft, Inc., Intelliden, Inc. Conexus Partners LLC, and Computervision/PTC Europe. Mr. Balmforth has over 20 years of experience in the software industry.
Katherine S. Bolseth, age 40, was appointed COO of Wireless in January 2014. Prior to her current position, Ms. Bolseth was COO of Amcom from July 2012 to December 2013 and VP, Product Development since 2008. Prior to joining Amcom, Ms. Bolseth served as EVP, Engineering and Product Development of Wireless Ronin Technologies, Inc. from February 2008 through December 2008 and held various management positions at HighJump Software, Inc. from 1996 to 2008.

James H. Boso, age 66, was appointed Executive Consultant-Sales and M&A in January 2014. Prior to his current position, Mr. Boso served as President of Wireless from September 2012 to December 2013 and EVP of Sales and Marketing from July 2007 to September 2012, EVP of Sales from October 2005 to July 2007 and was named Division President of the Western Sales Division in November 2004 with the merger of Arch and Metrocall. He was RVP for the Central Sales Region of Metrocall from July 1996 until November 2004. Mr. Boso has over 15 years in the wireless messaging industry and over 25 years in the telecommunications, broadcast and entertainment industries including serving as VP, Broadcast Division of Bass Brothers, SVP with Storer Communications, Inc. and the CEO of Spectravision, Inc.
Bonnie K. Culp-Fingerhut (“Ms. Culp”), age 62, was appointed EVP of Human Resources and Administration (“EVP, HR & Administration”) in October 2007. Ms. Culp was named SVP of Human Resources and Administration in November 2004 with the merger of Arch and Metrocall. She was SVP of Human Resources and Administration of Metrocall from November 1998 until November 2004. Ms. Culp has more than 25 years of experience in the human resources field with over 15 years in the wireless messaging industry.
Shawn E. Endsley, age 58, was appointed CFO of the Company and a director of Arch, a wholly owned subsidiary of the Company in September 2011. Before his appointment as CFO, Mr. Endsley had been our Controller and Chief Accounting Officer from May 2005. Metrocall, a predecessor to our Company, hired Mr. Endsley as corporate controller in June 2004. Prior to joining Metrocall, Mr. Endsley had over 20 years of experience in the telecommunications industry with financial or consulting positions at several publicly traded companies. These experiences included employment from 1989 to 1999 at Qwest Communications International Inc. and a predecessor company LCI International, Inc., both domestic telecommunications providers, as well as employment from 1999 to 2001 at Global TeleSystems, Inc., an international provider of communication services. Mr. Endsley provided consulting and forensic accounting support at a large telecommunications company from 2002 to 2004. Prior to his career in the telecommunications industry, Mr. Endsley was employed by a large international public accounting firm to provide accounting, auditing and consulting services to utility and communication companies in the United States.
Thomas G. Saine, age 51, was appointed Chief Information Officer (“CIO”) in August 2008. Prior to his current position, Mr. Saine was the Chief Technology Officer (“CTO”) since October 2007. Mr. Saine rejoined our Company in August 2007 as VP of Corporate Technical Operations. Previously, Mr. Saine had served Metrocall as VP, Technology and Integration from November 2003 through June 2005. Mr. Saine was an independent consultant from July 2005 through November 2005 and was a Program Manager and Director of Programs with Northrop Grumman Corporation from December 2005 through August 2007. Prior to Mr. Saine’s employment with Metrocall in 2003, Mr. Saine had served as VP, Network Services and CTO of Weblink Wireless, Inc. from 2001 through 2003. Mr. Saine has over 20 years of operations, engineering and technology management experience. Mr. Saine currently serves on the Board of GTES, Inc.
COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)
Executive Summary
For 2013, we delivered strong performance focused on our key objective of providing sustained, long-term increase in stockholder value. We exceeded all but one of the pre-established performance goals under our STIP for the wireless and software business. We also ended 2013 with record low annualized subscriber and revenue erosion in our wireless business and record high annual bookings and revenue in our software business. Highlights of our 2013 performance included:

•	Ending cash balance of $89.1 million;

•	Revenues of $209.8 million;

•	Earnings before interest, taxes, depreciation, amortization, accretion and impairment (“EBITDA”) of $60.7 million;

•	Operating cash flow (“OCF”) as defined by the Company of $50.3 million;

•	Bookings of $63.5 million;

•	Backlog of $40.2 million; and

•	Cumulative total return from December 31, 2008 of 99 percent.
OCF and EBITDA are non-GAAP financial measures that we use as key elements in determining performance for purposes of our compensation programs. A reconciliation of OCF and EBITDA to the U.S. GAAP financial measure of operating income is provided in Item 7. MANEGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND STATEMENT OF INCOME, Non-GAAP Financial Measures in our 2013 Form 10-K.
On July 23, 2013, 96.8 percent of the 16,984,925 shares voting approved the NEOs 2012 compensation. (The shares voting exclude 2,144,582 broker non-votes.) Based on the overwhelming approval for our Company’s approach to executive compensation the Compensation Committee made no significant changes to our approach for non-CEO executive compensation in 2013 as outlined in this CD&A. We negotiated an amendment to our CEO’s employment agreement that extended the term and restructured the incentive compensation elements as outlined below. Key compensation actions and decisions for our CEO and other NEOs for 2013 included the following:

•	We awarded eligible employees in our wireless operations RSUs under our 2011 LTIP (see "2011 Long-Term Incentive Plan") as part of our multi-year performance LTIP award cycle;

•	We maintained the base salaries for all of our NEOs at their prior levels, without any “cost of living” or other increases;

•	We established an annual performance based 2013 STIP award covering our wireless and software businesses and paid awards to our NEOs at the levels earned under the 2013 STIP;

•
We engaged the Hay Group to provide competitive market data and practices with respect to selected aspects of our CEO’s compensatory arrangements which included employment agreement provisions, pay levels and compensation mix. We used this information in our negotiation of changes to the CEO’s employment agreement; and

•	We negotiated an amendment to our CEO’s employment agreement and extended the term of his employment from December 31, 2014 to December 31, 2017.
In 2013 the Compensation Committee amended our CEO’s employment agreement and restructured the incentive components of our CEO’s compensation to focus on long-term stockholder value creation. The STIP compensation target was reduced from 200 percent of Mr. Kelly’s base salary to 100 percent of his base salary with all of the STIP compensation payable in cash. The Compensation Committee also agreed to award additional equity or equity based compensation under such plans existing at the time to provide annual long-term incentive opportunities in an amount equal to not less than $1,050,000 for each of calendar years 2013 and 2014 and $1,500,000 for each of calendar years 2015, 2016 and 2017. Pursuant to this amended employment agreement Mr. Kelly was awarded an additional 138,980 RSUs under the 2011 LTIP on July 23, 2013. (The 2011 LTIP is a performance based plan as described below.)
Compensation Objectives
For all of our executives, which include the NEOs, compensation is intended to be based on the performance of our operating businesses (wireless and software) as well as the Company as a whole as determined by the Compensation Committee and ratified by the Board. The Compensation Committee believes that compensation paid to executives should be closely aligned with the Company’s short-term and long-term performance; linked to specific, measurable results that create value for stockholders; and assist the Company in attracting and retaining key executives critical to long-term success.
In establishing compensation for executives, the Compensation Committee has the following objectives:

•	Attract and retain individuals of superior ability and managerial talent;

•	Ensure compensation is aligned with our corporate strategies, business objectives and the long-term interests of our stockholders;

•	Achieve key strategic and financial performance measures by linking incentive award opportunities to attainment of performance goals in these areas; and

•
Focus executive performance on increasing the price of our common stock and maximizing stockholder value, as well as promoting retention of key staff, by providing a portion of total compensation opportunities in the form of direct ownership in our Company through RSUs that are payable in our common stock when such RSUs vest.

To meet these objectives the Compensation Committee also considers our strategic position in the unified communications industry that includes our wireless and software operations. While we are the largest provider in the paging segment of this industry, we continued to experience attrition in our subscriber base and revenues as our customers have migrated to other wireless services. These changes require a continual focus on operational efficiency and cost reductions in the wireless business to maximize OCF and profitability. Our software business is on a growth path and we will continue to invest in that business while leveraging the existing strengths of our wireless business to support that growth. Our software business requires investment in sales and marketing, product development and implementation, and customer support that drives revenue growth. The Compensation Committee considers our strategic position, the requirement for continuing cost control in the wireless business due to the eroding revenue base and the challenge of effectively supporting software revenue growth without eroding our profitability objectives. The Compensation Committee also considers the limited number of experienced and knowledgeable paging and software industry executives as the Compensation Committee evaluates our performance-based compensation program.
In order to implement the performance-based compensation philosophy, our compensation program for executives for 2013 consisted primarily of the following elements:

Elements of Compensation	Non-Equity (Cash Based)	Equity
Base Salary	100%	—
2013 STIP(a)	100%	—
2011 LTIP	—%	100%

(a)
On July 29, 2013 we negotiated an amendment to our CEO’s employment agreement. Among other terms, this amendment restructured the CEO’s incentive compensation by reducing his STIP compensation target from 200 percent of his base salary to 100 percent of his base salary with all of the STIP compensation payable in cash.

Both the STIP and LTIP compensation are based on the measurable financial performance of the Company as determined by the Compensation Committee and ratified by the Board. In designing the STIP and LTIP compensation, the Compensation Committee has considered the strategic position of our wireless business as the largest provider in a declining paging industry and our software business as a newly acquired company focused on growth. This consideration has resulted in the STIP compensation being exclusively cash based. With respect to the 2011 LTIP, compensation is 100 percent equity based designed to focus participants on increasing long-term stockholder value through appreciation in the price of our common stock. To further tie compensation to performance, the LTIP compensation does not automatically award any amount of compensation unless the pre-established financial targets are achieved.
Compensation Policies and Risk Considerations
The Board, through the Compensation Committee, applies the same compensation policies and practices to all of our executives, including the NEOs, and designated key employees as approved by the Compensation Committee for inclusion in the LTIP. There are currently 48 executives and key employees covered by the LTIP. There are no materially significant incentive compensation policies or practices applicable to all other employees of the Company.
A key element of our compensation policies and practices is the STIP. In 2013 we established separate STIP performance goals for our wireless and software businesses. The STIP performance criteria for executives (including NEOs) in our wireless business were wireless OCF, paging revenue, direct units in service and total consolidated company revenue. The STIP performance criteria for executives (including NEOs) in our software business were total software revenue, operations bookings, software OCF and total consolidated company revenue. With respect to the 2013 STIP, our CEO, CFO and three other non-NEO executives in our corporate office were designated to be paid based on the lower of the wireless or software STIP achievement. The wireless STIP criteria were established to maximize our cash flow without unintentionally reducing the number of subscribers that ultimately drive revenue for wireless business. The software STIP criteria were established to maximize software revenue growth without sacrificing profitability as measured by OCF. While the separate wireless and software STIP criteria could incent our executives to focus solely on their individual operations, the inclusion of consolidated company revenue and the determination that our CEO, CFO and three other corporate non-NEO executives would be compensated based on the lower of the wireless or software STIP performance ensured a focus on the overall performance of the Company. We believe that our compensation policies and practices are not likely to have a material adverse impact on our Company.
Adjustments and/or Recovery of Award Payments
While we do not currently have a policy regarding the adjustment and/or recovery of STIP and LTIP payments due to restatements of previously issued financial statements, our Compensation Committee and Board are monitoring current regulatory developments in this area and intend to adopt such a policy following the implementation of any requirements with respect to compensation recovery policies to ensure compliance with all applicable legal, regulatory and exchange listing requirements.
Determination of Compensation
The Compensation Committee determines and recommends the compensation awards available to our CEO consistent with the terms of the CEO’s employment agreement. It also evaluates and takes into account the CEO’s recommendations on the compensation levels for all other NEOs.
The CEO provides recommendations annually to the Compensation Committee regarding the compensation of all executives, excluding himself. The performance of all NEOs, including the CEO, is reviewed annually by the Compensation Committee. The Compensation Committee then evaluates and takes into account the CEO’s recommendations on compensation levels for all other NEOs. Annually, the Compensation Committee, without the presence of the CEO, recommends for Board approval the CEO’s incentive compensation consistent with terms of the CEO’s employment agreement. Also, consistent with the CEO’s current employment agreement discussed below, the Board may increase, but not decrease, the amounts of the CEO’s base salary.

Given our strategic position, the Compensation Committee believes that it is very important to retain the best talent in the senior executive management team. Actual compensation for each executive (including the NEOs) is ultimately driven by the performance of the executive over time, as well as the annual performance of the Company, based on performance goals established by the Compensation Committee. Each year, we may establish STIP and LTIP compensation for certain eligible employees, including the NEOs, based upon criteria approved by the Compensation Committee including the value of the position to the organization, risk related to turnover, and total cash compensation compared to market survey data.
Relationships with Compensation Consultants
From time to time, the Compensation Committee engages independent compensation consultants to assist in the design of long-term compensation programs, which have typically had a duration of four years, but does not rely on such advisors annually, as the Compensation Committee generally does not seek to make material changes to compensation levels during the duration of a long-term program.
In 2013, the Compensation Committee retained services from the Hay Group to assist the Compensation Committee in the review of the CEO’s compensation and employment agreement. Total fees paid to the Hay Group in 2013 were less than $25,000. The purpose of the review was to determine (1) if the level and mix (cash versus equity) of our CEO’s compensation was comparable to market as determined by an analysis of a market peer group and (2) if the material provisions of the CEO’s current employment agreement aligned with competitive market practices. The Hay Group reported directly and exclusively to the Compensation Committee and worked with members of our management only on matters for which the Compensation Committee is responsible. Moreover, the Hay Group did not perform any other services for, or receive any other fees from, our Company or any of our subsidiaries other than in connection with the review of our CEO’s compensation and employment agreement. As required by Item 407(e)(3)(4) of Regulation S-K, the Compensation Committee has considered certain factors relating to the Hay Group’s independence and has determined that its work has not given rise to any conflict of interest.
The Hay Group established a peer group of twenty similarly situated companies in both the wireless and software industries which represented a competitive market for executive talent, business and capital. Information from this peer group was used to assess whether changes to the CEO’s employment agreement were justified. The peer group consisted of: Verint Systems Inc.; Atlantic Tele-Network, Inc.; Premiere Global Services Inc.; Consolidated Communications Holdings, Inc.; Cbeyond Inc.; Quality Systems Inc.; NTELOS Holdings Corp.; AthenaHealth Inc.; Alaska Communications Systems Group, Inc; Cogent Communication Group, Inc.; Omnicell Inc.; Shenandoah Telecommunication Company; Merge Healthcare, Inc.; Computer Programs and Systems, Inc.; Hickory Tech Corp.; CalAmp Corp.; LivePerson Inc.; Anaren, Inc.; LogMeIn, Inc .; Quality Systems, Inc.; and Vocera Communications, Inc. A review of this peer group indicated that the targeted pay delivery to our CEO was well-aligned with market in terms of the emphasis on base salary versus variable compensation (short-term and long-term incentive compensation). However, the current pay structure emphasized short-term incentive compensation versus long-term incentive compensation.
Based on the Hay Group's review, the Compensation Committee determined that our CEO’s base salary did not require adjustment. The Compensation Committee also determined that the CEO's mix of short-term versus long-term incentive compensation should be adjusted to better align with market practice. Based on comparable peer group data, the Compensation Committee reduced the level of short-term incentive compensation from 200 percent of the CEO’s base salary, payable 50 percent in cash and 50 percent in equity to 100 percent of the CEO’s base salary, payable 100 percent in cash. To focus our CEO on the creation of long-term stockholder value and increase the retention value of the incentive compensation, the Compensation Committee determined to increase the long-term equity or equity based incentive compensation under such plans existing at the time to provide annual long-term incentive opportunities in an amount equal to not less than $1,050,000 for each of calendar years 2013 and 2014 and $1,500,000 for each of calendar years 2015, 2016 and 2017 subject in each case to our CEO’s continued employment with the Company through the appropriate date of grant. The Hay Group noted that the material design provisions of the CEO’s employment agreement did align with peer and general industry practice. Based on this information the Compensation Committee also agreed to extend the term of the employment agreement from December 31, 2014 to December 31, 2017.
Elements of Compensation
Base Salary
As discussed above, we provide our NEOs with a base salary. Each year we determine base salary increases based upon the performance of the NEOs as assessed by the Compensation Committee with consideration given to criteria such as (i) the incumbents’ salary levels in comparison to comparable positions in companies with similar characteristics such as revenue and growth, (ii) general economic conditions in the wireless and software industries, and (iii) the revenue characteristics of the segments. No formulaic base salary increases are provided to the NEOs, such as cost of living or contractual adjustments. No salary increases were provided to the NEOs in 2013 and no salary increases are expected for the NEOs in 2014.

All Other Compensation
Perquisites.  We provided a car to the CEO pursuant to his employment agreement and a car allowance to the Executive Consultant.
Insurance Premiums.  We paid premiums for basic life insurance at the value of the NEO’s annual salary to a maximum of $250,000.
Company Contribution to Defined Contribution Plans. The USA Mobility, Inc. Savings and Retirement Plan (the “Plan”) is open to all USA Mobility employees working a minimum of twenty hours per week with at least thirty days of service. The Plan qualifies under Section 401(k) of the Internal Revenue Code (the “Code”). Under the Plan, participating employees may elect to voluntarily contribute a percentage of their qualifying compensation on a pretax or after-tax basis up to the annual maximum amounts established by the Code. The Company matches 50 percent of the employee’s contribution, up to 5 percent of each participant’s gross salary per pay period, or 50 percent of the employee’s annualized contribution up to $2,500, whichever is greater. There is a per-pay-period match on the 5 percent component and an end-of-year true up on the $2,500 component. Contributions made by the Company become fully vested three years from the date of the participant’s employment. Profit sharing contributions are discretionary. In 2013, 2012 and 2011, we made matching contributions in amounts equal to $31,510, $24,240 and $19,147, respectively, for the NEOs participating in the Plan as reflected in “All Other Compensation Table For 2013” underneath the “Summary Compensation Table for 2013”.
Other Employee Benefits.  We maintain broad-based benefits for all employees, including health, vision and dental insurance, disability insurance, paid time off and paid holidays. Executives (including NEOs) are eligible to participate in all of the employee benefit plans on the same basis as other employees with the exception of increased vacation accrual and eligibility for payout at time of termination.
Severance and Termination Arrangements.  We believe that providing severance to each of our executives (including NEOs) is an important retention tool and provides security to the executives with respect to their terms of employment. Each of our NEOs would be entitled to severance payments and benefits in the event of certain involuntary terminations of their employment, pursuant to employment and severance agreements that have been entered into with the Company. Our policies on severance are intended to provide fair and equitable compensation in the event of severance of employment. We did not pay or accrue any payments relating to termination for the NEOs for the year ended December 31, 2013. Please read "Termination and Change in Control Arrangements" below for more information.
2013 Short-Term Incentive Plan (STIP)
As discussed above, we structure our compensation program to reward executives based on the Company’s performance and the individual executive’s contribution to that performance. This allows executives to receive STIP compensation in the event certain specified and pre-established corporate performance goals are achieved. The Compensation Committee believes that the payment of the annual STIP compensation provides incentives necessary to retain executives and reward them for short-term Company performance based on our strategic position in the wireless telecommunications and software industries.
The Compensation Committee approved the 2013 STIP on December 21, 2012 effective for January 1, 2013 for both the wireless and software businesses. The 2013 STIP was payable in cash, based upon separate pre-established performance criteria for employees in our wireless and software operations. The pre-established performance criteria for 2013 for our wireless operations were wireless OCF, total consolidated revenue, paging revenue and direct units in service. The pre-established performance criteria for 2013 for our software operations were software OCF, total consolidated revenue, operations bookings and software revenue for software operations.
Straight-line interpolation is used to determine payouts for STIP awards when 1) the actual performance is between the threshold performance target and target performance level and 2) the actual performance is between the target performance level and the maximum performance target. There is no STIP payout if achievement is below the threshold performance target. Payments under the STIP are contingent upon continued employment, though pro rata payments will be made in the event of death or disability based on actual performance at the triggering event date relative to targeted performance measures for each program. Further, if an executive’s employment is involuntarily terminated (other than for cause), the executive will be eligible to receive a pro rata payment, subject to the execution of an appropriate release and other applicable and customary termination procedures.
The threshold, target and maximum performance goals for each component of the performance criteria and the payouts that would have been provided under the 2013 STIP for the wireless and software operations in the event of performance at each applicable level are set forth in the following tables.

For the wireless operations:

Performance Criteria	Relative Weight	Threshold Payout Against Target	Threshold Performance Level (In thousands)	Target Payout	Target Performance Level (In thousands)	Maximum Payout Against Target	Maximum Performance Level (In thousands)
OCF(a)	50%	75%	$30,759	100%	$38,449	125%	$46,139
Consolidated Revenue	15%	70%	$182,436	100%	$202,706	130%	$222,977
Paging Revenue	20%	75%	$122,757	100%	$136,396	125%	$150,036
Direct Units in Service	15%	70%	1,107	100%	1,230	130%	1,353
Total	100.0%	73.5%		100.0%		126.5%

For the software operations:

Performance Criteria	Relative Weight	Threshold Payout Against Target	Threshold Performance Level (In thousands)	Target Payout	Target Performance Level (In thousands)	Maximum Payout Against Target	Maximum Performance Level (In thousands)
OCF(a)	25%	70%	$3,031	100%	$3,368	130%	$3,705
Consolidated Revenue	15%	70%	$182,436	100%	$202,706	130%	$222,977
Total Software Revenue	30%	75%	$47,445	100%	$59,306	125%	$71,167
Operations Bookings	30%	75%	$32,409	100%	$36,010	125%	$39,611
Total	100.0%	73.0%		100.0%		127.0%

(a)	OCF is calculated as segment operating income plus depreciation, amortization and accretion less purchases of property and equipment (all determined in accordance with U.S. GAAP).
The amounts paid under the Company’s 2013 STIP program were determined based upon actual achievement of the following performance criteria:
For the wireless operations:

Performance Criteria(a)	Relative Weight	Actual Performance (In thousands)	Actual Payout	Weighted Payout
OCF(b)	50%	$44,590	121.0%	60.5%
Consolidated Revenue	15%	$209,752	113.9%	17.1%
Paging Revenue	20%	$142,270	113.6%	22.7%
Direct Units in Service	15%	1,315	123.8%	18.6%
Total	100.0%			118.9%

For the software operations:

Performance Criteria(a)	Relative Weight	Actual Performance (In thousands)	Actual Payout	Weighted Payout
OCF(b)	25%	$5,664	130.0%	32.4%
Consolidated Revenue	15%	$209,752	113.9%	17.1%
Total Software Revenue	30%	$60,304	102.5%	30.8%
Operations Bookings	30%	$35,130	90.2%	27.1%
Total	100.0%			107.4%

(a)
The Compensation Committee selected the performance criteria as key measures in determining stockholder value. The relative weight assigned to each performance measure reflects the judgment of the Compensation Committee as to the importance each measure has to stockholder value.

(b)	OCF is calculated as segment operating income plus depreciation, amortization, accretion and impairment less purchases of property and equipment (all determined in accordance with U.S. GAAP).
Our NEOs, Messrs. Boso and Saine, received STIP payments based on the achievement of the wireless operations performance as these NEOs were employees of the wireless operations. Our NEO, Mr. Balmforth, received an STIP payout based on the achievement of the software operations performance.
For Mr. Kelly, our CEO; Mr. Endsley, our CFO; and three other non-NEO executives in our corporate office, these executives received STIP payouts based on the lower of the wireless or software STIP payouts. The Compensation Committee determined that these NEOs and executives have Company-wide responsibilities for both business operations and that achievement of these Company-wide responsibilities should be based on the lower of the wireless or software STIP payout. Based on the results for 2013 our CEO, CFO and three non-NEO executives in the corporate office received STIP payouts based on the software STIP payout amount of 107.4 percent of their targeted STIP payout.
2011 Long-Term Incentive Plan (LTIP)
On March 15, 2011, the Compensation Committee adopted and the Board ratified the 2011 LTIP for eligible employees (including the NEOs) for both our wireless and software operations based on performance goals established by the Compensation Committee for the consolidated company. During 2011 and 2012, our NEOs other than Mr. Balmforth participated in a prior long-term incentive program, the 2009 LTIP, which vested based on performance through December 31, 2012. Beginning in 2013 (or upon his hiring in 2012 for Mr. Balmforth) our NEOs commenced participation in the 2011 LTIP.
The purpose of the 2011 LTIP is to promote the success of both our unified communications business, advance the interests of the Company, attract and retain the best available personnel for positions of substantial responsibility to mitigate the revenue and subscriber declines in our wireless operations, promote growth within our software operations and provide additional incentives to selected key employees for outstanding performance. The 2011 LTIP provides eligible employees the opportunity to earn long-term incentive compensation based on the Company’s attainment of certain financial goals as determined by the Compensation Committee and set forth in the 2011 LTIP during the period from January 1, 2011 and December 31, 2014 for the wireless operations and April 1, 2011 and December 31, 2014 for the software operations (collectively the "performance period"). Awards under the 2011 LTIP will vest on December 31, 2014 subject to the attainment of the pre-established performance goals for the consolidated company. The Compensation Committee may revise the performance goals in the event of a change in control or other corporate reorganization, merger, similar transaction to take into account extraordinary events, or as the Compensation Committee determines is in the best interests of our Company.
Management recommends and the Compensation Committee, in its sole discretion, selects employees to be participants in the 2011 LTIP and, in its sole discretion, determines the target awards that may be earned by each 2011 LTIP participant. The Compensation Committee may determine target awards based on a multiple of the 2011 STIP target award for each participant (or, with respect to participants selected to participate in the 2011 LTIP after the commencement of a performance period, the STIP target award for the year in which the participant commenced participation in the 2011 LTIP) or the target award may be otherwise determined by the Compensation Committee. The Compensation Committee may establish target awards in a different manner for different groups of participants. Under the terms of the 2011 LTIP, 100 percent of the target award is made in the form of RSUs granted under our 2004 and 2012 Equity Plans, subject to vesting as described below. Awards granted prior to May 16, 2012 were granted pursuant to our 2004 Equity Plan and awards granted on or after May 16, 2012 are granted pursuant to our 2012 Equity Plan. Additionally, participants are entitled to dividend equivalent rights with respect to the RSUs to the extent that any cash dividends or cash distributions (regular or otherwise) are paid with respect to our common stock during the performance period. The dividend equivalent rights are subject to the same vesting restrictions as the RSUs with respect to which they are paid and are only paid to the extent the applicable performance conditions have been attained. Vested RSUs will be settled in the Company common stock and vested dividend equivalent rights will be paid in a lump sum cash payment with accrued interest, in each case subject to income and employment tax withholding.
On December 27, 2012 the Compensation Committee approved a modification to the 2011 LTIP performance goals which changed the 2013 and 2014 performance goals for revenue and OCF to reflect the most recent forecast of the Company’s expected performance for 2013 and 2014. On December 13, 2013, the Compensation Committee approved a further modification to the 2011 LTIP performance goals for OCF which consolidated the software and wireless OCF performance goals. This modification was necessary as the Company has consolidated its wireless and software operations effective January 1, 2014 and will no longer report stand-alone wireless and software OCF.
Performance goals under the 2011 LTIP, as modified in 2012 and 2013, consist of the Company achieving cumulative consolidated revenue of $827.6 million for the performance period with a minimum 2014 software revenue of $55.8 million and cumulative consolidated OCF of $207.1 million with a minimum 2014 consolidated OCF of $28.6 million. (For purposes of calculating OCF, severance, restructuring and impairment expenses are excluded.) Revenue and OCF are afforded equal weight in determining attainment of the performance goals.
The 2011 LTIP awards provide that the award will vest and be paid only if the applicable performance goals are achieved and will be forfeited if the goals are not achieved. The 2011 LTIP does not provide any opportunity to earn awards greater than the target level and recipients of awards are not eligible to receive any partial award payments if the performance targets are achieved at a level of less than 100 percent. Vested awards under the 2011 LTIP will be paid to participants on or after the third business day following the filing of our Annual Report on Form 10-K for the year ended December 31, 2014, but in no event later than December 31, 2015. Participants will forfeit all rights with respect to RSUs and dividend equivalent rights awarded under the 2011 LTIP if they terminate with cause or voluntarily separate before the payment date.
An LTIP participant whose employment is involuntarily terminated without cause will earn a prorated portion of 100 percent of the target award based on the number of days the participant was continuously employed from the applicable performance period start date through the termination date, divided by the total number of days in the performance period, provided the performance targets have been met.
The 2011 LTIP provides that in the event of a change in control, vesting shall be accelerated provided the Company is on track to meet the performance goals. If a change in control occurs during the first two years of the performance period, 50 percent of the participant’s target award shall vest. If a change in control occurs during the third year of the performance period, 75 percent of the participant’s target award shall vest. Lastly, if a change in control occurs during the final year of the performance period, 100 percent of the participant’s target award shall vest.
We used the fair-value based method of accounting for the 2011 LTIP. Additional information on the 2011 LTIP can be found in the 2013 Form 10-K under "USA Mobility, Inc. Equity Incentive Plan". The table below details the grants that have been made pursuant to the 2011 LTIP for the NEOs, all of which was made in 2013, except with respect to Mr. Balmforth:

NEO	Job Title	2011 LTIP Award ($)(a)	Number of RSUs (#)		Fair Value at Grant Date ($)(c)
Vincent D. Kelly	CEO	3,000,000	216,034	(b)	3,011,787
Shawn E. Endsley	CFO	281,250	24,079		270,166
Colin Balmforth	President	599,590	50,598		566,698
James H. Boso	Executive Consultant	310,078	26,547		297,857
Thomas G. Saine	CIO	309,375	26,487		297,184

(a)
The value of the initial 2011 LTIP award was based on a multiple of the respective NEO's annual STIP target and was used to determine the number of RSUs to be awarded to the NEO. On July 23, 2013, the Compensation Committee and the Board granted an additional LTIP award to Mr. Kelly totaling $2,100,000.

(b)
The number of RSUs initially awarded to Mr. Kelly was 77,054 RSUs on January 23, 2013 and an additional 138,980 RSUs were awarded to Mr. Kelly on July 23, 2013 pursuant to his amended employment agreement.

(c)
The fair values of the initial RSUs awarded to Messrs. Kelly, Endsley, Boso and Saine were calculated at $11.22 per share, our closing stock price on the date of grant on January 23, 2013. The initial 2011 LTIP award is being amortized ratably over 24 months for Messrs. Kelly, Endsley, Boso and Saine as compensation expense. The fair value of the additional

RSUs awarded to Mr. Kelly was calculated at $15.45 per share, our closing stock price on the date of grant on July 23, 2013 and is being amortized ratably over 18 months as compensation expense. The fair value of the RSUs awarded to Mr. Balmforth was calculated at $11.20 per share, our closing stock price on the date of modification on December 27, 2012. The 2011 LTIP award is being amortized ratably over 28 months for Mr. Balmforth as compensation expense. The RSUs awarded under the 2011 LTIP will vest on December 31, 2014, subject to the achievement of the pre-established performance goals and continued employment through that date.
Summary Compensation Table For 2013
The following Summary Compensation Table included the values for the elements of compensation detailed above. The Summary Compensation Table includes values for contingent compensation, such as unvested equity awards. For example, performance equity awards under the 2011 LTIP that have been granted to the NEOs but not paid by the Company have been valued in the table below based on the most probable outcome as of the date of grant. The NEOs may never realize the value of certain items included under the column headed “Total” (as is the case in recent years), or the amounts realized may differ materially from the amounts listed in the Summary Compensation Table and related footnotes.

				Stock or RSU Awards		Non-Equity Incentive Plan Compensation
NEO	Job Title	Year	Salary ($)(a)	LTIP Awards ($)(b)	STIP Awards ($)	STIP Awards ($)(c)	LTIP Awards ($)	All Other Compensation ($)(d)	Total Compensation ($)
		2013	600,000	3,011,787	—	644,400	—	27,102	4,283,289
		2012	600,000	—	538,790	538,800	900,000	29,521	2,607,111
Vincent D. Kelly	CEO	2011	600,000	—	723,598	723,602	—	23,062	2,070,262
		2013	250,000	270,166	—	201,375	—	6,923	728,464
		2012	210,577	—	—	143,257	188,708	5,660	548,202
Shawn E. Endsley	CFO	2011	200,000	—	—	180,900	—	4,539	385,439
Colin Balmforth	President	2013	350,000	—	—	281,925	—	6,863	638,788
		2013	275,625	297,857	—	245,789	—	15,568	834,839
	Executive	2012	275,625	—	—	185,634	310,078	13,568	784,905
James H. Boso	Consultant	2011	275,625	—	—	249,303	—	11,397	536,325
		2013	275,000	297,184	—	245,231	—	6,863	824,278
		2012	275,000	—	—	185,213	309,375	6,420	776,008
Thomas G. Saine	CIO	2011	275,000	—	—	248,738	—	4,808	528,546

(a)	Amounts shown represent base salaries earned for the applicable year.

(b)
The fair values of the initial RSUs awarded to Messrs. Kelly, Endsley, Boso and Saine were calculated at $11.22 per share, our closing stock price on the date of grant on January 23, 2013 and are being amortized over 24 months (January 2013 through December 2014). The fair value of the additional RSUs awarded to Mr. Kelly was calculated at $15.45 per share, our closing stock price on the date of grant on July 23, 2013 and the award is being amortized over 18 months (July 2013 through December 2014). Mr. Balmforth was awarded RSUs under the 2011 LTIP in September 2012 but he was not considered a NEO in 2012.

(c)	Amounts shown represent the compensation expense for the annual STIP awards paid in cash.

(d)	Additional information is provided in the “All Other Compensation” table below.

The following table summarizes all other compensation for the NEOs for the years ended December 31, 2013, 2012 and 2011:
All Other Compensation Table For 2013

NEO	Job Title	Year	Perquisites ($)(a)	Insurance Premiums ($)	Company Contribution to Defined Contribution Plans ($)	Total ($)
		2013	20,239	488	6,375	27,102
		2012	23,101	170	6,250	29,521
Vincent D. Kelly	CEO	2011	18,162	—	4,900	23,062
		2013	—	913	6,010	6,923
		2012	—	170	5,490	5,660
Shawn E. Endsley	CFO	2011	—	—	4,539	4,539
Colin Balmforth	President	2013	—	488	6,375	6,863
		2013	6,497	2,696	6,375	15,568
	Executive	2012	6,497	821	6,250	13,568
James H. Boso	Consultant	2011	6,497	—	4,900	11,397
		2013	—	488	6,375	6,863
		2012	—	170	6,250	6,420
Thomas G. Saine	CIO	2011	—	—	4,808	4,808

(a)	All perquisite amounts shown in the table were for car allowances.
Grants of Plan-Based Awards
The following table sets forth the estimated possible or future payouts for non-equity (cash based) and equity awards for the NEOs in 2013. No stock options were granted to the NEOs and no RSUs were awarded to Mr. Balmforth in 2013.
Grants of Plan-Based Awards For 2013

					Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (a)			Estimated Possible Payouts Under Equity Incentive Plan Awards(b)
NEO	Job Title	Award	Grant Date	Effective Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Grant Date Fair Value ($)
		2011 LTIP	1/23/2013	1/1/2013	—	—	—	—	77,054	77,054	864,546
		2011 LTIP	7/23/2013	7/1/2013	—	—	—	—	138,980	138,980	2,147,241
Vincent D. Kelly	CEO	2013 STIP	12/21/2012	1/1/2013	438,000	600,000	762,000	—	—	—	—
		2011 LTIP	1/23/2013	1/1/2013	—	—	—	—	24,079	24,079	270,166
Shawn E. Endsley	CFO	2013 STIP	12/21/2012	1/1/2013	136,875	187,500	238,125	—	—	—	—
Colin Balmforth	President	2013 STIP	12/21/2012	1/1/2013	191,625	262,500	333,375	—	—	—	—
		2011 LTIP	1/23/2013	1/1/2013	—	—	—	—	26,547	26,547	297,857
James H. Boso	Executive Consultant	2013 STIP	12/21/2012	1/1/2013	151,938	206,719	261,500	—	—	—	—
		2011 LTIP	1/23/2013	1/1/2013	—	—	—	—	26,487	26,487	297,184
Thomas G. Saine	CIO	2013 STIP	12/21/2012	1/1/2013	151,594	206,250	260,906	—	—	—	—

(a)
Amounts represent the cash awards under the 2013 STIP for the NEOs. The actual payments were 107.4 percent of the eligible 2013 STIP target award for Messrs. Kelly, Endsley and Balmforth. Messrs. Boso and Saine received 118.9 percent of their eligible 2013 STIP target award.

(b)	Amounts represent the RSUs awarded under the performance based 2011 LTIP to the NEOs in 2013. Mr. Balmforth was awarded RSUs under the 2011 LTIP in September 2012 upon his employment with the Company.
Outstanding Equity Awards
At December 31, 2013, the RSUs granted and outstanding under the performance based 2011 LTIP and the estimated related market or payout values of such RSUs are shown in the following table for the NEOs. No stock options were outstanding in 2013 for the NEOs.
Outstanding Equity Awards at December 31, 2013

NEO	Job Title	Equity Incentive Plan Awards: Number of Unearned RSUs That Have Not Vested (#)(a)	Equity Incentive Plan Awards: Market or Payout Value of Unearned RSUs That Have Not Vested ($)(b)
Vincent D. Kelly	CEO	216,034	3,084,966
Shawn E. Endsley	CFO	24,079	343,848
Colin Balmforth	President	50,598	722,539
James H. Boso	Executive Consultant	26,547	379,091
Thomas G. Saine	CIO	26,487	378,234

(a)	The RSUs awarded under the performance based 2011 LTIP will vest on December 31, 2014, subject to the achievement of the pre-established performance goals and continued employment through that date.

(b)	Market or payout values of the outstanding RSUs were based on our closing stock price at December 31, 2013 of $14.28.
Vested RSUs in 2013
No RSU awards held by the NEOs vested during 2013.
Tax Deductibility of Compensation
The Code limits the Company’s Federal income tax deduction for certain executive compensation in excess of $1 million paid to the CEO and the four other most highly compensated executives. The $1 million deduction limit does not apply, however, to “performance-based compensation” as that term is defined in the Code and the applicable regulations. The Compensation Committee recognizes the possibility that if the amount of the base salary and other compensation of an NEO exceeds $1 million, it may not be fully deductible for Federal income tax purposes. Our 2012 Equity Plan contains features that are intended to allow us to make awards of performance based compensation that will be deductible without regard to the Code’s $1 million deductibility cap. In future years, we may seek to structure STIP and LTIP awards for our CEO and other executive officers as “qualified performance based compensation” under the Code. However, the Compensation Committee may determine at any time to provide for the payment of amounts that will not be fully deductible by us and we have not historically sought to structure out incentive compensation programs as “performance-based compensation” for purposes of Code Section 162(m).
Termination and Change in Control Arrangements
We believe that providing severance to each of our executives (including NEOs) is an important retention tool and provides security to the executives with respect to their terms of employment. Our policies on severance are intended to provide fair and equitable compensation in the event of severance of employment. We did not pay or accrue any payments relating to termination for the NEOs for the year ended December 31, 2013.
Employment Agreement and Termination Arrangements – CEO
Mr. Kelly entered into an employment agreement with our Company on November 16, 2004, as amended on October 30, 2008; March 16, 2011; and July 29, 2013. The initial term of the agreement ended on November 15, 2007, but was automatically renewed for an additional one-year period, in accordance with the terms of the agreement. In October 2008, the Compensation Committee renegotiated the CEO’s employment agreement and authorized the reimbursement of the CEO’s legal expenses in this regard. Following the renegotiation, the CEO’s employment agreement was amended and restated on October 30, 2008 to commence on November 16, 2008 and end on December 31, 2012, without a provision for automatic renewal.
On March 16, 2011, the Compensation Committee again amended the employment agreement between our Company and Mr. Kelly. The changes to Mr. Kelly’s previously disclosed employment agreement, dated October 30, 2008, were: (i) an extension of the term of the agreement from December 31, 2012 to December 31, 2014; (ii) an expansion of the two-year, post termination non-compete provision to cover mission critical communications software in connection with our acquisition of Amcom; and (iii) deletion of a provision that provided a gross-up payment should an excise tax apply to a severance award upon termination following a change in control of the Company. There were no changes to the base salary and annual bonus terms.
On July 29, 2013, the Compensation Committee further amended the employment agreement between our Company and Mr. Kelly. The changes to Mr. Kelly’s previously disclosed employment agreement dated March 16, 2011 were: (i) an extension of the term of the agreement from December 31, 2014 to December 31, 2017; (ii) a change in the annual bonus target from 200 percent of Mr. Kelly’s base salary, payable in cash and equity, to 100 percent of Mr. Kelly’s base salary, payable in cash only; and (iii) an addition of a long-term equity incentive provision that provides for the award of additional equity or equity-based compensation under such plans existing at the time in an amount equal to not less than $6,600,000 in the aggregate (which amount is intended to represent the sum of (a) $1,050,000 for each of calendar years 2013 and 2014 and (b) $1,500,000 for each of calendar years 2015, 2016 and 2017) subject in each case to Mr. Kelly’s continued employment with the Company through the applicable date of grant. There was no change to Mr. Kelly’s base salary.
Under the amended and restated employment agreement, Mr. Kelly receives a stated annual base salary of $600,000 and is eligible to participate in all of our benefit plans, including fringe benefits available to our senior executives, as such plans or programs are in effect from time to time, and use of an automobile. The Board shall review Mr. Kelly’s base salary annually and may increase, but not decrease, the amounts of his base salary. In addition to base salary, Mr. Kelly is eligible for an annual STIP compensation target payment equal to 100 percent of base salary based on achievement of certain performance targets set by the Board or a committee thereof; provided that Mr. Kelly is employed by the Company on December 31 of the applicable calendar year and he has not voluntarily terminated his employment in the Company prior to the date such annual STIP is payable. As provided in the July 29, 2013 amendment to his employment agreement, the annual STIP compensation shall be payable in cash.
Under the amended and restated employment agreement, we are no longer obligated to pay Mr. Kelly a gross-up payment for any payment received or to be received by Mr. Kelly in connection with his termination of employment or contingent upon a change in control of the Company that is subject to any excise tax.
The amended and restated employment agreement contains a covenant restricting Mr. Kelly from soliciting and hiring employees of the Company and its subsidiaries (both wireless and software businesses) and from competing against the Company and its subsidiaries (both wireless and software businesses) during Mr. Kelly’s employment and for a period of two years after the date of termination (as defined in the employment agreement) for any reason.
Under the amended and restated employment, we may terminate such agreement with 30 days written notice at any time if Mr. Kelly is disabled (as defined in the employment agreement) for a period of six months or more; at any time with “cause” (as defined in the employment agreement); and at any time without cause upon notice from the Company. Mr. Kelly may terminate such agreement with our Company at any time upon 60 days written notice to the Company. Furthermore, the employment agreement may be terminated by mutual agreement of the parties and shall automatically terminate upon Mr. Kelly’s death.
Disability.    The employment agreement provides that in the event of disability until the termination date, following the use of all accrued sick and personal days, we shall pay Mr. Kelly:

(1)	A disability benefit equal to 50 percent of the base salary during the disability period;

(2)	All other unpaid amounts under any Company fringe benefit and incentive compensation programs, at the time such payments are due;

(3)
An amount equal to the product of (i) the number of years (and/or fraction thereof) remaining in the term of the employment agreement as of the date of termination, times (ii) the full base salary then in effect payable within 45 days after the date of termination;

(4)
An amount equal to the product of (i) a fraction based on the prorated number of days earned in the calendar year as of the date of termination, times (ii) the annual STIP target amount payable within 45 days after the date of termination; and

(5)
An amount equal to the product of (i) a fraction based on the prorated number of days earned as of the date of termination from January 1, 2011, times (ii) the RSUs awarded under the 2011 LTIP, payable on or after the third business day following the filing of our Annual Report on Form 10-K for the year ended December 31, 2014, but in no event later than December 31, 2015. Payment may be accelerated to the seventh month from the termination date if payment does not trigger an additional tax under the Code.
Any payments made to Mr. Kelly during the disability period shall be reduced by any amounts paid or payable to him under our disability benefit plans.
Death.    The employment agreement provides that upon death, Mr. Kelly’s estate will be entitled to:

(1)	Base salary through the date of death;

(2)	All other unpaid amounts under any Company fringe benefit and incentive compensation programs, at the time such payments are due;

(3)
An amount equal to the product of (i) the number of years (and/or fraction thereof) remaining in the term of the employment agreement as of the date of death, times (ii) the full base salary then in effect payable within 45 days after the date of death;

(4)
An amount equal to the product of (i) a fraction based on the prorated number of days earned in the calendar year as of the date of death, times (ii) the annual STIP target amount payable within 45 days after the date of termination; and

(5)
An amount equal to the product of (i) a fraction based on the prorated number of days earned as of the date of termination from January 1, 2011, times (ii) the RSUs awarded under the 2011 LTIP, payable the following year after the participant's death.

Termination without Cause or For Good Reason.    The employment agreement provides that upon a termination of employment, either by the Company without cause or by Mr. Kelly for good reason, he will be entitled to:

(1)	Base salary through the date of termination payable within 10 business days;

(2)	All other unpaid amounts under any Company fringe benefit and incentive compensation programs, at the time such payments are due;

(3)
An amount equal to the product of (i) the greater of (x) two years or (y) the number of years (and/or fraction thereof) remaining in the term of the employment agreement as of the date of termination, times (ii) the full base salary then in effect payable within 45 days after the date of termination;

(4)	An amount equal to the annual STIP target for the calendar year in which the termination occurs, payable within 45 days after the date of termination;

(5)
An amount equal to the product of (i) a fraction based on the prorated number of days earned in the calendar year as of the date of termination, times (ii) the annual STIP target amount payable within 45 days after the date of termination;

(6)
An amount equal to the product of (i) a fraction based on the prorated number of days earned as of the date of termination from January 1, 2011, times (ii) the RSUs awarded under the 2011 LTIP, payable on or after the third business day following the filing of our Annual Report on Form 10-K for the year ended December 31, 2014, but in no event later than December 31, 2015. Payment may be accelerated to the seventh month from the termination date if payment does not trigger an additional tax under the Code.

(7)
Reimbursement of the cost of continued group health plan benefits in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) for 18 months, to the extent elected by the CEO and to the extent the CEO is eligible and subject to the terms of the plan and the law;

(8)
Reimbursement for expenses reasonably incurred by Mr. Kelly in securing outplacement services through a professional person or entity of his choice, subject to the approval of the Company, at a level commensurate with Mr. Kelly’s position, for up to one year commencing on or before the one-year anniversary of the date of termination at his election, not to exceed $35,000; and

(9)	Full vesting of any unvested equity awards.

Assuming that the termination occurred on December 31, 2013 and based on our closing stock price at December 31, 2013, which was $14.28, the targeted payments to the CEO are set forth in the following table:

Vincent D. Kelly CEO	Disability ($)(a)	Death ($)	Termination without Cause or For Good Reason ($)(b)
Other Income(c)	175,000	—	—
Salary Benefit(d)	2,400,000	2,400,000	2,400,000
Life Insurance(e)	N/A	250,000	N/A
Accrued Vacation Pay(f)	366,100	361,900	361,900
Health Benefits(g)	—	—	26,019
2013 STIP(h)	644,400	644,400	1,933,200
2011 LTIP(i)	2,313,724	2,313,724	3,084,966
All Other Compensation(j)	109,908	109,908	181,544
Total	6,009,132	6,079,932	7,987,629

(a)	For purposes of the Disability benefits, Mr. Kelly was assumed to be disabled on June 1, 2013, with a termination date of December 31, 2013.

(b)
Under the amended and restated employment agreement dated March 16, 2011, we are no longer obligated to pay to Mr. Kelly a gross-up payment for any payment received or to be received by Mr. Kelly in connection with his termination of employment or contingent upon a change in control of the Company that is subject to any excise tax.

(c)
This amount assumes Mr. Kelly has been paid his pro rata base salary from January 1, 2013 through December 31, 2013 under the “Death” and “Termination without Cause or For Good Reason” scenarios. The payment to Mr. Kelly under “Disability” scenario includes Mr. Kelly’s accrued sick and personal days as of May 31, 2013.

(d)	These amounts represent the relevant payments of base salary through the contract date (December 31, 2017) pursuant to Mr. Kelly’s employment agreement.

(e)	This represents a standard benefit available to all employees.

(f)
This payment is based on accrued vacation hours at May 31, 2013 under the “Disability” scenario and at December 31, 2013 under the “Death” and “Termination without Cause or For Good Reason” scenarios. This is pursuant to Mr. Kelly’s employment agreement and the vacation policy for NEOs.

(g)
This is the cost of continuation of health benefits to be provided to Mr. Kelly. At his expense, Mr. Kelly or his beneficiary is entitled to continuation of health coverage pursuant to COBRA under the “Disability” or “Death” scenarios. The amount reflected in the table under “Termination without Cause or For Good Reason” scenario represents cost of continuation of health benefits to be provided to Mr. Kelly over 18 months.

(h)	The Company performance for 2013 resulted in an STIP payout of 107.4 percent for Mr. Kelly.

(i)
Pursuant to the terms under the 2011 LTIP, Mr. Kelly is entitled to a prorated portion of his target equity award from January 1, 2011 through the termination date (or 75 percent of the target award) under the “Disability” and “Death” scenarios. Under the “Termination without Cause or For Good Reason” scenario, Mr. Kelly is entitled to 100 percent of the target equity award under the 2011 LTIP. The total RSUs awarded to Mr. Kelly under the 2011 LTIP was 216,034 RSUs.

(j)
Amounts reflected under the “Disability” and “Death” scenarios consist of the prorated cash dividends earned through December 31, 2013 (excluding interest earned) for the RSUs awarded to Mr. Kelly under the 2011 LTIP. The amount reflected under “Termination without Cause or For Good Reason” scenario consists of the maximum reimbursement for outplacement services of $35,000 and the prorated cash dividends earned through December 31, 2013 (excluding interest earned) for the RSUs awarded to Mr. Kelly under the 2011 LTIP.

Termination Arrangements – NEOs excluding CEO
The Company employed Mr. Balmforth pursuant to an offer letter dated July 31, 2012 in the role of President of Amcom. Effective January 1, 2014 our indirect wholly owned operating subsidiary, Amcom, was merged into our indirect wholly owned subsidiary, Wireless. On January 1, 2014, Mr. Balmforth was appointed President of Wireless.
The Company employed Mr. Endsley pursuant to an offer letter dated May 17, 2004 in the role of Corporate Controller. On September 30, 2010, Mr. Endsley was promoted to CFO.

The offer letters contain provisions restricting Messrs. Balmforth and Endsley from competing against our Company during the severance period. The NEOs, excluding the CEO, are employed at will with no separate arrangements other than the severance benefits outlined in the Company’s Severance Agreements.
Effective November 17, 2004, as amended on March 14, 2011, May 5, 2011 and December 31, 2012, the Company maintains specific Severance Agreements for certain executives (including the NEOs, excluding the CEO) for the purpose of providing severance payments and benefits upon a termination of the executive’s employment without “cause” or, following the occurrence of a change in control, a termination of the executive’s employment without cause or a resignation of the executive’s employment for “good reason” as defined in the Severance Agreements.
Termination without Cause.    Under the terms of the Severance Agreements, the executives (excluding the CEO) would be entitled to the following severance benefits upon a termination without cause occurring prior to a change in control, subject to their executing a release of claims.

(1)
Continued payment of base salary for a minimum of twenty-six (26) weeks, plus an additional two weeks for each year of service, up to a combined maximum of fifty-two (52) weeks (the “Severance Period”);

(2)
Continued group health plan benefits in accordance with COBRA. Under the Severance Agreements, COBRA coverage will be provided to NEOs at the discounted employee rate for a maximum period of twenty-six (26) weeks; and at the end of such period, the NEOs are able to continue their COBRA coverage but they will be fully responsible for the entire COBRA premium amount;

(3)	Prorated portion of the target award under the annual STIP for the calendar year in which the termination occurred based upon the length of employment in that calendar year; and

(4)
Pursuant to the 2011 LTIP, an amount equal to the product of (i) a fraction based on the prorated number of days earned as of the date of termination from January 1, 2011 for Messrs. Endsley, Boso, and Saine and September 1, 2012 for Mr. Balmforth times (ii) the number of RSUs awarded under the 2011 LTIP, payable on or after the third business day following the filing of our Annual Report on Form 10-K for the year ended December 31, 2014, but in no event later than December 31, 2015. Payment may be accelerated to the seventh month from the termination date if payment does not trigger an additional tax under the Code. In the event of death, payment will be made in the year following the participant's death.

The benefits mentioned above are subject to certain post-employment restrictions (principally execution of a release of claims and satisfaction of non-compete obligations) and other terms and conditions set forth in the Severance Agreements. All severance payments are subject to the applicable Federal, state and local taxes.
Assuming that the termination without cause occurred on December 31, 2013 and based on our closing stock price at December 31, 2013, which was $14.28, the targeted payments to the NEOs excluding the CEO, are set forth in the following table:

NEO	Job Title	Salary ($)	Accrued Vacation Pay ($)(a)	Health Benefits ($)(b)	2013 STIP ($)(c)	2011 LTIP ($)(d)	All Other Compensation ($)(e)	Total ($)
Shawn E. Endsley	CFO	211,538	99,500	2,634	201,375	257,886	18,059	790,992
Colin Balmforth	President	188,462	20,176	7,180	281,925	412,880	32,527	943,150
James H. Boso	Executive Consultant	275,625	146,900	7,180	245,789	284,318	19,910	979,722
Thomas G. Saine	CIO	200,962	21,500	2,634	245,231	283,676	19,865	773,868

(a)	These payments are based on accrued vacation hours at December 31, 2013 pursuant to the vacation policy for the NEOs.

(b)	These amounts represent the cost of continuation of health benefits for twenty-six (26) weeks provided to the NEOs.

(c)	The Company’s performance for 2013 resulted in 107.4 percent STIP payments to Messrs. Endsley and Balmforth and 118.9 percent STIP payments to Messrs. Boso and Mr. Saine.

(d)
These amounts represent the market values at December 31, 2013 for the prorated RSUs earned by the NEOs as of December 31, 2013 under the 2011 LTIP based on our closing stock price at December 31, 2013 of $14.28.

(e)
These amounts represent prorated cash dividends of $1.00 per share earned by Messrs. Endsley, Boso and Saine and $1.125 per share earned by Mr. Balmforth through 2013 for RSUs awarded under the 2011 LTIP. The amounts do not reflect interest earned on the cash dividends.

Change in Control Arrangements – NEOs (excluding the CEO)
Under the Severance Agreements, if a change in control with respect to the Company occurs, and following such change in control, the applicable NEO (other than the CEO) experiences a termination of employment by the Company without cause or resigns for “good reason” as defined in the Severance Agreements, then the NEOs (other than the CEO) would be entitled to the following severance benefits upon a termination without cause occurring after a change in control, subject to their executing a release of claims:

(1)
A cash lump sum payment equal to a minimum of 1.5 times the executive’s base salary, plus an additional two weeks of base salary for each year of service up to a maximum of 2 times the executive’s base salary;

(2)
Accident and health insurance benefits substantially similar to those that the executive was receiving immediately prior to termination until the earlier to occur of 18 months following termination or such time as the executive is covered by comparable programs of a subsequent employer, reduced to the extent of any comparable benefits received from another source; and

(3)	An amount equal to 100 percent of the executive’s target award under the annual STIP for the calendar year in which the termination occurred based upon the length of employment in that calendar year.
In addition, in accordance with the terms of the 2011 LTIP, the participants (including NEOs but not the CEO), will be entitled to the following accelerated vesting schedule in the event of a change in control:

(1)	Seventy-five percent (75 percent) of the participant’s target award shall vest if a change in control occurs during the third year of the performance period (2013); or

(2)	One hundred percent (100 percent) of the participant’s target award shall vest if a change in control occurs during the fourth year of the performance period (2014).
     Payment will be made on the earlier of:  (1) a change in control of the Company (as defined in the Equity Plan); or (2) on or after the third business day following the day that the Company files its 2014 Annual Report on Form 10-K with the SEC.
On May 5, 2011, the Compensation Committee further amended the Severance Agreements for certain executive officers to eliminate a provision that provided a gross-up payment in connection with termination of employment or contingent upon a change in control of the Company that is subject to any excise tax for the selected executives (to include the NEOs excluding the CEO).
Assuming a change in control resulting in a termination without cause occurred on December 31, 2013 and based on our closing stock price at December 31, 2013, which was $14.28, the targeted payments to the NEOs (excluding the CEO) are set forth in the following table:

NEO	Job Title	Salary ($)(a)	Accrued Vacation Pay ($)(b)	Health Benefits ($)(c)	2013 STIP ($)(d)	2011 LTIP ($)(e)	All Other Compensation ($)(f)	Total ($)
Shawn E. Endsley	CFO	461,538	99,500	7,902	201,375	257,886	18,059	1,046,260
Colin Balmforth	President	538,462	20,176	21,539	281,925	541,905	32,587	1,436,594
James H. Boso	Executive Consultant	551,250	146,900	21,539	245,789	284,318	19,910	1,269,706
Thomas G. Saine	CIO	475,962	21,500	7,902	245,231	283,676	19,865	1,054,136

(a)	These amounts assume the NEOs have been paid their pro rata base salaries from January 1, 2013 through December 31, 2013.

(b)	These payments are based on accrued vacation hours at December 31, 2013 pursuant to the vacation policy for the NEOs.

(c)	These amounts represent the cost of continuation of health benefits to be provided to the NEOs for 18 months.

(d)	The Company’s performance for 2013 resulted in 107.4 percent STIP payments to Messrs. Endsley and Balmforth and 118.9 percent STIP payments to Messrs. Boso and Mr. Saine.

(e)
These amounts represent the market values at December 31, 2013 for 75 percent of the target award earned by the NEOs as of December 31, 2013 under the 2011 LTIP based on our closing stock price at December 31, 2013 of $14.28.

(f)
These amounts represent prorated cash dividends of $1.00 per share earned by Messrs. Endsley, Boso and Saine and $1.125 per share earned by Mr. Balmforth through 2013 for RSUs awarded under the 2011 LTIP. The amounts do not reflect interest earned on the cash dividends.

We did not pay or accrue any payments relating to termination and change in control for the NEOs for the year ended December 31, 2013.
The LTIP contains a forfeiture policy for termination with cause. Under these provisions, executives (including NEOs) who are terminated upon failure to substantially perform duties, failure to carry out any lawful and reasonable directive, conviction or plea of nolo contendere to a felony or crime of moral turpitude, material breach of their obligations as an employee or commission of an act of fraud, embezzlement, misappropriation or otherwise acting in a manner detrimental to the Company’s interests as determined by the Board, will forfeit any outstanding awards as of the date of termination. These provisions are intended to help ensure that executives act in the best interest of the Company and its stockholders.
Compensation Recovery Policy
We maintain a clawback provision regarding severance benefits. Under the clawback provision, executives (including NEOs) who violate non-competition, non-solicitation or confidentiality agreements forfeit all severance amounts paid or to be paid by the Company. Further, it is our policy to seek the reimbursement of severance benefits paid to executives (including NEOs) who violate non-competition, non-solicitation or confidentiality agreements, or otherwise breach the Separation Agreements and Release between themselves and the Company.
The Company’s Restricted Stock Agreement under the Equity Plans includes a “Spendthrift Clause” to protect unvested restricted stock against any interest or transfer.
COMPENSATION COMMITTEE REPORT
The Compensation Committee reviewed and discussed the Company’s CD&A for the year ended December 31, 2013 with management. Based on the review and discussion, the Compensation Committee recommended to the Board that the Company’s CD&A be included in its Proxy Statement for the year ended December 31, 2013, for filing with the SEC.

Compensation Committee: Brian O’Reilly, Chair Samme L. Thompson Royce Yudkoff

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Acts, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Acts.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
None of the members of the Compensation Committee is or has been an officer or employee of the Company or had any relationship that is required to be disclosed as a transaction with a related person, except for Mr. Thompson whose relationship with ATC, a landlord of transmission tower sites used by the Company, is described under “The Board of Directors and Committees,” and amounts paid by the Company to ATC are listed under “Certain Relationships and Related Transactions.” In addition, during 2013, no member of our Board or of our Compensation Committee, and none of our executive officers, served as a member of the board of directors or compensation committee of an entity that has one or more executive officers serving as members of our Board or our Compensation Committee.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT
The following table provides summary information regarding beneficial ownership of our common stock as of April 1, 2014 for:

•	Each person or group who beneficially owns more than 5 percent of our common stock on a fully diluted basis including restricted stock granted;

•	each of the NEOs;

•	each of the directors and nominees to become a director; and

•	all of the directors and executive officers (including the NEOs) as a group.
Beneficial ownership of shares is determined under the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting and/or investment power. The information on beneficial ownership in the table is based upon the Company’s records and the most recent Form 3, Form 4, Schedule 13D or Schedule 13G filed by each such person or entity through April 1, 2014. Except as indicated by footnote, and subject to applicable community property laws, each person identified in the table possesses sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Unless otherwise noted, the address for each director and executive officer (including NEOs) is c/o USA Mobility, Inc., 6850 Versar Center, Suite 420, Springfield, Virginia 22151-4148.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class
Vincent D. Kelly, CEO(a)	123,229	*
Shawn E. Endsley, CFO(b)	15,805	*
Colin Balmforth, President(c)	—	*
James H. Boso, Executive Consultant(d)	23,595	*
Thomas G. Saine, CIO(d)	20,061	*
Royce Yudkoff, Director(e)	25,245	*
N. Blair Butterfield, Director(e)	2,670	*
Nicholas A. Gallopo, Director(e)	28,600	*
Brian O’Reilly, Director(e)	14,103	*
Matthew Oristano, Director(e)	14,426	*
Samme L. Thompson, Director(e)	24,226	*
All directors and executive officers as a group (14 persons)	305,315	1.41%
The Vanguard Group, Inc.(f)	1,183,017	5.46%
BlackRock Inc.(g)	2,592,583	11.97%
Renaissance Technologies LLC and Renaissance Technologies Holdings Corporation(h)	1,630,900	7.53%
Braeside Investments, LLC, Steven McIntyre and Todd Stein(i)	1,917,699	8.85%
LSV Asset Management(j)	1,183,367	5.46%

*	Denotes less than 1%.

(a)
The information regarding this stockholder is derived from a Form 4 filed by the stockholder with the SEC on March 4, 2014. Vincent D. Kelly, Trustee of the Vincent DePaul Kelly Third Amended and Restated Revocable Trust has sole voting and sole dispositive power with respect all shares reported herein.

(b)	The information regarding this stockholder is derived from a Form 4 filed by the stockholder with the SEC on April 19, 2013.

(c)	The information regarding this stockholder is derived from a Form 4 filed by the stockholder with the SEC on September 20, 2012.

(d)	The information regarding this stockholder is derived from a Form 4 filed by the stockholder with the SEC on April 19, 2013.

(e)	The information regarding this stockholder is derived from a Form 4 filed by the stockholder with the SEC on April 1, 2014.

(f)
The information regarding this stockholder is derived from an amended Schedule 13G filed by the stockholder with the SEC on February 6, 2014. The Vanguard Group, Inc. has sole voting power with respect to 36,887 shares and sole dispositive power with respect to 1,146,830 shares and shared dispositive power with respect to 36,187 shares. The Vanguard Group, Inc.’s address is as follows: 100 Vanguard Blvd, Malvern, PA 19355.

(g)
The information regarding this stockholder is derived from an amended Schedule 13G filed by the stockholder with the SEC on January 8, 2014. BlackRock Inc. has sole voting power with respect to 2,535,313 shares and sole dispositive power with respect to all shares reported herein. BlackRock Inc.’s address is as follows: 40 East 52nd Street, New York, NY 10022.

(h)
The information regarding this stockholder is derived from an amended Schedule 13G filed by the stockholder with the SEC on February 13, 2014. Renaissance Technologies LLC and Renaissance Technologies Holdings Corporation have sole voting and sole dispositive power with respect all shares reported herein. Renaissance Technologies LLC and Renaissance Technologies Holdings Corporation’s address is as follows: 800 Third Avenue, New York, NY 10022.

(i)
The information regarding this stockholder is derived from an amended Schedule 13G filed by the stockholder with the SEC on February 13, 2014. Braeside Investments, LLC, Steven McIntyre and Todd Stein have shared voting and shared dispositive power with respect to all shares reported herein. Braeside Investments, LLC, Steven McIntyre and Todd Stein’s address is as follows: 5430 LBJ Freeway, Suite 1555 Dallas, TX 75240.

(j)
The information regarding this stockholder is derived from a Schedule 13G filed by the stockholder with the SEC on February 10, 2014. LSV Asset Management has sole voting power with respect to 527,850 shares and sole dispositive power with respect to all shares reported herein. LSV Asset Management’s address is as follows: 155 N. Wacker Drive Suite 4600 Chicago, IL 60606.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10 percent of a registered class of our stock to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10 percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. Based solely on a review of such reports furnished to the Company, we believe that, for the year ended December 31, 2013, all Section 16(a) filing requirements applicable to our directors, executive officers and greater than 10 percent beneficial owners were timely met.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Transactions with Related Persons
Since November 16, 2004, a member of the Board, Mr. Samme L. Thompson also serves as a director for an entity that leases transmission tower sites to our Company. For the year ended December 31, 2013, we paid that entity $3.9 million in site rent expenses for our wireless business that was included in service, rental and maintenance expenses.
Mr. Thompson was a member of the Board of SpectraSite, Inc. from June 2004 to August 2005. Since August 2005, he has been a member of the Board of ATC (which merged with SpectraSite, Inc.), a landlord of tower transmission sites used by the Company. Due to his relationships with SpectraSite, Inc. and ATC, Mr. Thompson has recused himself from any decision by the Board on matters relating to SpectraSite, Inc., and has and will continue to recuse himself from any decision by the Board on matters relating to ATC (since the merger with SpectraSite, Inc.).
Review, Approval or Ratification of Transactions with Related Persons
Related party transactions have the potential to create actual or perceived conflicts of interest between the Company and its directors and/or executive officers and members of their families. While we do not maintain a written policy with respect to the identification, review, approval or ratification of transactions with related persons, our Code of Business Conduct and Ethics prohibits conflicts of interest between an employee and the Company and requires an employee to report any such potential conflict to the EVP, HR & Administration, who will review the matter with the Audit Committee. In addition, each director is expected to identify to the Secretary, by means of an annual director questionnaire, any transactions between the Company and any person or entity with which the director may have a relationship that is engaged or about to be engaged in a transaction with the Company. The Board reviews with the Secretary and management any such transaction with the affected director excused from such review. There were no transactions involving the Company and related persons during 2013 other than the tower leasing contract with ATC identified above.
CODE OF BUSINESS CONDUCT AND ETHICS
USA Mobility has adopted a Code of Business Conduct and Ethics that applies to all of our employees including the CEO, CFO and Controller/Chief Accounting Officer and all of the directors. This Code of Business Conduct and Ethics may be found on our website at http://www.usamobility.com/about_us/investor_relations/. During the period covered by this report, we did not request a waiver of our Code of Business Conduct and Ethics and did not grant any such waivers. USA Mobility intends to post amendments to or waivers from its Code of Business Conduct and Ethics (to the extent applicable to the Company’s directors, executive officers or principal financial officers) on its website.
STOCKHOLDER PROPOSALS
Stockholder proposals intended for inclusion in our Proxy Statement for the Annual Meeting of Stockholders in the year 2015 must be received by Sharon Woods Keisling, Secretary and Treasurer, USA Mobility, Inc., 6850 Versar Drive, Suite 420, Springfield, Virginia 22151-4148, no later than December 8, 2014.
The Company’s Bylaws provide that stockholders desiring to nominate a director or bring any other business before the stockholders at an annual meeting must notify our Secretary thereof in writing during the period 60 to 90 days before the first anniversary of the date of the preceding year’s annual meeting (or, if the date of the annual meeting is more than 20 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered during the period 60 to 90 days before such annual meeting or 10 days following the day on which public announcement of the date of such meeting is first made by the Company). Pursuant to the requirements of the Company’s Bylaws, stockholders must notify the Secretary in writing at a time that is not before February 27, 2015 and not after March 29, 2015. These stockholder notices must set forth certain information specified in the Company’s Bylaws.
OTHER MATTERS
The Board knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.
Stockholders are urged to submit the proxy or voting instructions by telephone or over the Internet.
We have filed our 2013 Form 10-K with the SEC. Stockholders may obtain, free of charge, a copy of the Annual Report which includes the 2013 Form 10-K by writing to USA Mobility, Inc., Attn: Investor Relations, 6850 Versar Center, Suite 420 Springfield, Virginia 22151-4148. Stockholders may also obtain a copy of the 2013 Form 10-K by accessing our website at www.usamobility.com.

By Order of the Board of Directors,

Sharon Woods Keisling
Secretary and Treasurer
April 7, 2014
Springfield, Virginia

USA MOBILITY

IMPORTANT ANNUAL MEETING INFORMATION

Vote by Internet

- Go to **www.envisionreports.com/usmo**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Stockholder Meeting Notice

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the Annual Stockholders' Meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the Annual Meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to stockholders are available at:

www.envisionreports.com/usmo

Easy Online Access — A Convenient Way to View Proxy Materials and Vote

When you go online to view materials, you can also vote your shares.

Step 1: Go to **www.envisionreports.com/usmo** to view the materials.
Step 2: Click on **Cast Your Vote or Request Materials**.
Step 3: Follow the instructions on the screen to log in.
Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before May 19, 2014 to facilitate timely delivery.

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Stockholder Meeting Notice

USA Mobility, Inc.'s Annual Meeting of Stockholders will be held on May 28, 2014 at The Westin Alexandria, 400 Courthouse Square, Bell Room, Alexandria, VA, 22314 at 9:00 a.m. local time.

Proposals to be voted on at the meeting are listed below along with the Board of Directors' recommendations.

The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3:

1. **Election of Directors.**

   01 - N. Blair Butterfield **02 - Nicholas A. Gallopo** **03 - Vincent D. Kelly** **04 - Brian O'Reilly**
   05 - Matthew Oristano **06 - Samme L. Thompson** **07 - Royce Yudkoff**

2. **Ratification to appoint Grant Thornton LLP as the Company's independent registered public accounting firm for the year ending December 31, 2014.**

3. **Advisory vote to approve named executive officer compensation.**

4. **In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.**

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Here's how to order a copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

→ **Internet** – Go to www.**envisionreports.com/usmo**. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a paper or email copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

→ **Telephone** – Call us free of charge at 1-866-641-4276 using a touch-tone phone and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

→ **Email** – Send email to investorvote@computershare.com with "Proxy Materials USA Mobility, Inc." in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by May 19, 2014.

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USA MOBILITY

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Daylight Time, on May 28, 2014.

Vote by Internet

- Go to **www.envisionreports.com/usmo**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors: 01 - N. Blair Butterfield, 02 - Nicholas A. Gallopo, 03 - Vincent D. Kelly, 04 - Brian O'Reilly, 05 - Matthew Oristano, 06 - Samme L. Thompson, 07 - Royce Yudkoff

☐ **Mark here to vote FOR all nominees**

☐ **Mark here to WITHHOLD vote from all nominees**

☐ **For All EXCEPT** - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.

01	02	03	04	05	06	07
☐	☐	☐	☐	☐	☐	☐

	For	Against	Abstain
2. Ratification to appoint Grant Thornton LLP as the Company's independent registered public accounting firm for the year ending December 31, 2014.	☐	☐	☐
3. Advisory vote to approve named executive officer compensation.	☐	☐	☐

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

USA MOBILITY

Proxy — USA MOBILITY, INC.

FORM OF PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Shawn E. Endsley and Vincent D. Kelly (the "Proxy Committee"), and each of them singly, with full power of substitution to act as the lawful agent and proxy for the undersigned and to vote all shares of common stock of USA Mobility, Inc. that the undersigned is entitled to vote and holds of record on April 1, 2014 at the Annual Meeting of Stockholders of USA Mobility, Inc. to be held on Wednesday, May 28, 2014, at The Westin Alexandria, 400 Courthouse Square, Bell Room, Alexandria, VA, 22314 at 9:00 a.m., local time, and at any adjournments thereof, on all matters coming before the Annual Meeting.

You are encouraged to specify your choices by marking the appropriate boxes on the reverse side but you need not mark any boxes if you wish to vote in accordance with the recommendations of the Board of Directors. The Proxy Committee cannot vote your shares unless you sign and return this card. You may revoke this proxy at any time before it is voted by delivering to the Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

This proxy when properly executed will be voted in the manner you have directed. **If you do not specify any directions, this proxy will be voted FOR all the nominees listed in Proposal 1 and FOR Proposal 2 and FOR Proposal 3, and in accordance with the Proxy Committee's discretion on such other matters that may properly come before the meeting to the extent permitted by law.**

IF YOU CHOOSE TO VOTE BY MAIL, PLEASE MARK, SIGN AND DATE YOUR CARD AND RETURN YOUR PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

(TO BE SIGNED ON REVERSE SIDE)